SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

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☐ Preliminary Proxy Statement	☐ CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

THE MANITOWOC COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

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THE MANITOWOC COMPANY, INC.

2400 South 44th Street

P.O. Box 66

Manitowoc, Wisconsin 54221-0066

(920) 684-4410

April 8, 2004

Dear Shareholder:

You are cordially invited to attend the 2004 Annual Meeting of Shareholders of The Manitowoc Company, Inc. which will be held at the Holiday Inn Manitowoc located at 4601 Calumet Avenue, Manitowoc, Wisconsin, on Tuesday, May 4, 2004, at 9:00 a.m. (CDT).

As set forth in the enclosed proxy materials, two matters of business are scheduled to be acted upon at the meeting:

1.	The election of three directors; and

2.	The approval of the proposed 2004 Non-Employee Director Stock and Awards Plan.

The Board of Directors of the Company recommends a vote “FOR” election of the three directors named in the enclosed proxy materials, each of whom will serve a term expiring at the annual meeting of the shareholders in 2007. The Board of Directors also recommends a vote “FOR” approval of the proposed 2004 Non-Employee Director Stock and Awards Plan.

Whether or not you are able to attend the 2004 Annual Meeting, we welcome your questions and comments about the Company. To make the best use of time at the meeting, we would appreciate receiving your questions or comments, in writing, in advance of the meeting, so they can be answered as completely as possible at the meeting. If you wish to make a comment or ask a question in writing, we would appreciate receiving it by April 24, 2004.

It is important that your shares be represented and voted at the meeting. Accordingly, please sign, date, and promptly mail the enclosed proxy card in the envelope provided.

To help us plan for the meeting, please mark your proxy card telling us if you will be attending personally.

Sincerely,

Terry D. Growcock

Chairman of the Board and

Chief Executive Officer

THE MANITOWOC COMPANY, INC.

2400 South 44th Street

P.O. Box 66

Manitowoc, Wisconsin 54221-0066

(920) 684-4410

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of

THE MANITOWOC COMPANY, INC.

The Annual Meeting of Shareholders of The Manitowoc Company, Inc. will be held at the Holiday Inn Manitowoc located at 4601 Calumet Avenue, Manitowoc, Wisconsin, on Tuesday, May 4, 2004, at 9:00 a.m. (CDT), for the following purposes:

1.	To elect three directors of The Manitowoc Company, Inc.,

2.	To approve the proposed 2004 Non-Employee Director Stock and Awards Plan; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof;

all as set forth and described in the accompanying Proxy Statement.

Shareholders of record as of the close of business on February 25, 2004 are entitled to vote at the Annual Meeting.

Shareholders are cordially invited to attend the Annual Meeting. However, whether or not you expect to attend the Annual Meeting in person, you are requested to complete, date, sign, and promptly return the enclosed proxy card using the enclosed self-addressed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

MAURICE D. JONES

Vice President, General Counsel and Secretary

Manitowoc, Wisconsin

April 8, 2004

PROXY STATEMENT

THE MANITOWOC COMPANY, INC.

2400 South 44th Street

P.O. Box 66

Manitowoc, Wisconsin 54221-0066

(920) 684-4410

SOLICITATION AND VOTING

This Proxy Statement is furnished by the Board of Directors (the “Board of Directors”) of The Manitowoc Company, Inc., a Wisconsin corporation (referred to in this Proxy Statement as “we” or the “Company”), to the shareholders of the Company in connection with a solicitation of proxies for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 9:00 a.m., Central Daylight Time, on Tuesday, May 4, 2004, at the Holiday Inn located at 4601 Calumet Avenue, Manitowoc, Wisconsin, and at any and all adjournments thereof. This Proxy Statement and the accompanying materials are being mailed to shareholders on or about April 8, 2004.

On February 25, 2004, the record date for determining shareholders entitled to vote at the Annual Meeting, there were outstanding 26,702,306 shares of Company Common Stock, $0.0l par value per share (the “Common Stock”). Each share outstanding on the record date is entitled to one vote on all matters presented at the meeting.

Any shareholder entitled to vote may vote in person or by duly executed proxy. A proxy may be revoked at any time before it is exercised by filing a written notice of revocation with the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. The shares represented by all properly executed unrevoked proxies received in time for the Annual Meeting will be voted as specified on the proxies. Shares held for the accounts of participants in the Company’s Dividend Reinvestment Plan and RSVP Profit Sharing Plan (for which the proxies will serve as voting instructions for the shares) will be voted in accordance with the instructions of participants or otherwise in accordance with the terms of those Plans. If no direction is given on a properly executed unrevoked proxy, it will be voted FOR each of the three director nominees and FOR approval of the proposed 2004 Non-Employee Director Stock and Awards Plan.

The cost of soliciting proxies will be borne by the Company. Solicitation will be made principally by mail, but also may be made by telephone, facsimile or other means of communication by certain directors, officers, employees, and agents of the Company. The directors, officers, and employees will receive no compensation for these proxy solicitation efforts in addition to their regular compensation, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. The Company has retained the services of Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for an anticipated cost to the Company of $7,500 plus reasonable out-of-pocket expenses. The Company will request persons holding shares in their names for the benefit of others, or in the names of their nominees, to send proxy material to and obtain proxies from their principals and will reimburse such persons for their expenses in so doing.

To be effective, a matter presented for a vote of shareholders at the Annual Meeting must be acted upon by a quorum (i.e., a majority of the votes entitled to be cast represented at the Annual Meeting in person or by proxy). Abstentions, shares for which authority is withheld to vote for director nominees, and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be considered present for the purpose of establishing a quorum. Once a share is represented at the Annual Meeting, it is deemed present for quorum purposes throughout the meeting or any adjourned meeting, unless a new record date is or must be set for the adjourned meeting.

Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting at which a quorum is present. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election (four at the Annual Meeting). Votes attempted to be cast against a director nominee are not given legal effect and are not counted as votes cast in an election of directors. Any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect on the election of directors except to the extent that the failure to vote for an individual results in another nominee receiving a larger number of votes.

1.	PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 1 – ELECTION OF DIRECTORS

Three directors are to be elected at the Annual Meeting. The names of the nominees to the Board are set forth below, along with additional information regarding such persons. If elected, Messers Stift, Colbert and Krueger will hold office for a three year term expiring in the year 2007, or until their respective successors are duly elected and qualified. Messrs. Stift and Colbert are presently serving as directors of the Company.

The election will be determined by a plurality of the votes duly cast. Shares represented by proxies in the accompanying form will be voted for the election of the nominees listed below, unless a contrary direction is indicated. The three nominees have indicated that they are able and willing to serve as directors. However, if any of the nominees should be unable to serve, an eventuality which management does not contemplate, it is intended that the proxies will vote for the election of such other person or persons as management may recommend.

The Board of Directors Recommends Election of the Nominees Whose Names Follow

All three nominees were recommended to the Board by the Corporate Governance Committee. Mr. Stift and Mr. Colbert are incumbent directors. In recommending Mr. Krueger, the Corporate Governance Committee retained the services of Spencer Stuart to assist it in the search process.

Nominees for Three-Year Terms Expiring at the Annual Meeting to be Held

in the Year 2007

Robert C. Stift, 62, former Chairman, President and Chief Executive Officer (3/00-12/01) of Strategic Industries, LLC, Hagerstown, MD, a manufacturer of industrial and consumer products. Previously Chairman and Chief Executive Officer (8/99-1/00) of Lighting Corporation of America, Hagerstown, MD. Also previously Chairman and Chief Executive Officer (6/98-8/99) of USI Diversified Products Company, Hagerstown, MD; and Chairman and Chief Executive Officer (5/92-4/98) of Grove Worldwide (a division of Hanson PLC), Shady Grove, PA. Also a Director of Strategic Industries, LLC (privately held). A member of The Manitowoc Company, Inc.’s Board of Directors since 1998. (1), (2), (3)

Virgis W. Colbert, 64, Executive Vice President (since 1997) of Miller Brewing Company, a leading beer brewer and producer headquartered in Milwaukee, WI. Since 1979, Mr. Colbert has held several operational and management positions with Miller Brewing, including Senior Vice President of worldwide operations (1995), Senior Vice President of Operations (1993), and Vice President of Plant Operations (1990). Also a Director of Delphi Automotive Systems Corporation, Troy, MI; Weyco Group, Inc., Milwaukee, WI; Manor Care, Inc., Toledo, OH; and Stanley Works, New Britain, CT. A member of The Manitowoc Company, Inc.’s Board of Directors since 2001. (2), (3)

Kenneth W. Krueger, 47, Sr. Vice President and Chief Financial Officer of A. O. Smith Corporation (8/00 to Present), a leading manufacturer of electric motors, water heaters and boilers headquartered in

Milwaukee, WI. Former Vice President Finance and Business Planning, Hydraulics, Semiconductor Equipment and Specialty Controls Group, Eaton Corporation, Cleveland, OH (7/99-7/00). Also former Vice President Finance and Administration, Rockwell Automation, Inc., Milwaukee, WI (6/94-6/99), Vice President Finance, Automation Group, a business unit of Rockwell Automation, Inc. (2/91-5/94), Vice President Finance International, Rockwell Automation, Inc. (2/89-1/91), Director Accounting & Planning, Rockwell Automation, Inc. (5/85-1/89), Senior Analyst, Rockwell Automation, Inc. (11/83-4/85) and Audit Manager for KPMG Peat Marwick LLP, Milwaukee, WI (6/78-10/83). New nominee, not currently a member of The Manitowoc Company, Inc.’s Board of Directors.

Members of Board of Directors Continuing In Office

Terms Expiring at the Annual Meeting To Be Held in the Year 2005

Dean H. Anderson, 63, President and Owner of Dynamic Specialties Inc. (privately held), specializing in the sale of equipment and systems to the factory and process automation markets located in Houston, TX (since 2001). Previously Senior Vice President Strategic Development (7/97-3/01) and Vice President—Strategic Development (2/95-7/97) of ABB Vetco Gray Inc., an oilfield equipment manufacturer headquartered in Houston, TX. Former President (1/90-1/95) of Foster Valve Corporation in Houston, TX.; also former President and Chief Executive Officer (1988-1989) of Steego Corporation, a New York Stock Exchange company based in West Palm Beach, FL. A member of The Manitowoc Company, Inc.’s Board of Directors since 1992. (1)

Keith D. Nosbusch, 53, President and Chief Executive Officer and Director of Rockwell Automation, Inc. (2/04 to present). Rockwell Automation is a leading global provider of industrial automation power, control and information solutions headquartered in Milwaukee, WI. Previously President, Control Systems, a business unit of Rockwell Automation, Inc. and Senior Vice President of Rockwell Automation, Inc. (11/98-2/04). Also previously Senior Vice President Control and Information Group, Rockwell Automation, Inc. (1/96-11/98); Vice President, Control Logic, Automation Group, Rockwell Automation, Inc. (1994-1/96); and Vice President, Presence Sensing, Automation Group, Rockwell Automation, Inc. (1988-1994). A member of The Manitowoc Company, Inc.’s Board of Directors since 2003. (2)

Robert S. Throop, 66, former Chairman and Chief Executive Officer (12/84-12/96) of Anthem Electronics, Inc., a distributor of electronic products headquartered in San Jose, CA. Also a director of The Coast Distribution System, Inc., Morgan Hill, CA, and Azerity, San Jose, CA. A member of The Manitowoc Company, Inc.’s Board of Directors since 1992. (2)

Terms Expiring at the Annual Meeting to be Held in the Year 2006

Daniel W. Duval, 67, Interim President and Chief Executive Officer and Director of Robbins & Myers, Inc. (12/03 to present). Robbins & Meyers, Inc. is a global manufacturer of specialized fluid management products and systems, headquartered in Dayton, OH. Director and Chairman (1987 to present) and former CEO (6/02-2/03) of Arrow Electronics, Inc. of Melville, New York. Arrow Electronics, Inc. is a worldwide distributor of electronic components and computer products and a leading provider of services to the electronics industry. Previously Vice Chairman and director (until 1999), President, and Chief Executive Officer (1986-1998) of Robbins & Myers, Inc. Also previously President and Chief Operating Officer and director of Midland-Ross, Corp. Also a director of Gosiger, Inc., Dayton, OH. (privately held) and Miller-Valentine Group, Dayton, OH. (privately held). Formerly a director of ABC-NCO, Inc. Downers Grove, IL, and National City Bank, the Ohio Chartered Bank of National City Corporation, Cleveland, OH. A member of The Manitowoc Company, Inc’s Board of Directors since 2000. (3)

James L. Packard, 61, Chairman of the Board (since 1986), President (1980-2002) and Chief Executive Officer (since 1984) of REGAL-BELOIT CORPORATION. REGAL-BELOIT is a worldwide manufacturer of mechanical power transmission equipment, electric motors and controls, and electric power generators headquartered in Beloit, WI. Also a Director of Clarcor, Inc., Rockford, IL, and First National Bank and Trust, Beloit,WI (privately held). A member of The Manitowoc Company Inc.’s Board of Directors since 2000. (1), (2)

Terry D. Growcock, 58, Chairman (since 10/02) and Chief Executive Officer (since 1998) of The Manitowoc Company, Inc. (also President from 1998 to 10/02). Director of Bemis Manufacturing Company, Sheboygan Falls, WI (since 02/03) and the National Association of Manufacturers. Previously President and General Manager of Manitowoc Ice, Inc. (1996-1998); also Executive Vice President of Manitowoc Equipment Works (1994-1996). Prior to joining Manitowoc, Mr. Growcock served in numerous management and executive positions with Siebe plc. and United Technologies. A member of The Manitowoc Company, Inc.’s Board of Directors since 1998.

Retirement

Term Expires May 4, 2004

Gilbert F. Rankin, Jr., 71, former Director of Administration, Operations, and Facilities, College of Engineering, Cornell University, Ithaca, NY. Elected to The Manitowoc Company, Inc.’s Board of Directors in 1974. (1), (3)

Mr. Rankin will retire from service as a member of the Board of Directors when his term expires in May of 2004. The Company wishes to publicly express sincere appreciation to Mr. Rankin for the thirty years of dedicated service he has provided as a member of the Board of Directors.

(1)	Audit Committee
(2)	Compensation Committee
(3)	Corporate Governance Committee

PROPOSAL 2 – APPROVAL OF PROPOSED 2004 NON-EMPLOYEE DIRECTOR STOCK AND AWARDS PLAN

The Board of Directors of the Company has adopted The Manitowoc Company, Inc. 2004 Non-employee Director Stock and Awards Plan (the “2004 Director Stock Plan”), subject to approval by the holders of Common Stock of the Company at the 2004 Annual Meeting of the Shareholders of the Company. The 2004 Director Stock Plan provides for stock-based awards in the form of non-qualified stock options (“Options”), restricted stock (“Restricted Stock”), and restricted stock units (“Restricted Stock Units”). Options, Restricted Stock, and Restricted Stock Units are sometimes collectively referred to as “Awards” and the Common Stock of the Company is sometimes referred to as the “shares.” If approved by the Shareholders, the 2004 Director Stock Plan is intended to replace the 1999 Non-employee Director Stock Option Plan (the “1999 Plan”), which will thereupon be frozen.

MATERIAL TERMS OF THE 2004 NON-EMPLOYEE DIRECTOR STOCK AND AWARDS PLAN

The following summary description of the 2004 Director Stock Plan is subject in all respects to the full text of the 2004 Director Stock Plan. A copy of the Company’s 2004 Director Stock Plan will be furnished without charge to any person entitled to receive a copy of the Company’s Form 10-K upon written request addressed to the attention of Maurice Jones, Vice President, General Counsel and Secretary of the Company. See the paragraph captioned “Annual Report” under Section 12 of this Proxy Statement.

Purpose

The purpose of the 2004 Director Stock Plan is three-fold: (i) to promote the long-term growth and financial success of the Company; (ii) to induce, attract and retain highly experienced and qualified individuals to serve on the Company’s Board of Directors; and (iii) to assist the Company in promoting a greater identity of interest between the Company’s non-employee Directors and its shareholders. The 2004 Director Stock Plan is designed to achieve these goals by providing non-employee Directors of the Company with incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, receive incentives based on the value of such common stock, or receive other incentives on the potentially favorable terms that the 2004 Director Stock Plan provides.

Eligibility

Individuals who are not employees of the Company or any affiliate thereof and who are elected or appointed as directors (“Non-employee Directors”) of the Company are eligible to receive Option Plan Awards under the 2004 Director Stock Plan. The Compensation and Benefits Committee of the Company’s Board of Directors may grant Option Plan Awards to such Non-employee Directors as it selects. Non-employee Directors participating under the 2004 Director Stock Plan are sometimes collectively referred to herein as “Participating Non-employee Directors.” As of the date of this proxy statement, the Company has eight (8) Non-employee Directors who would be eligible for Awards under the 2004 Director Stock Plan.

Stock Subject To The Plan

The total number of shares of the Company’s Common Stock available for awards under the 2004 Director Stock Plan will be 225,000 shares, subject to adjustment for stock splits, stock dividends, and certain other transactions or events. The number of shares reserved for issuance under the 2004 Director Stock Plan is reduced by the number of shares covered by an Award on the date of the granting of such award. If an Award granted under the 2004 Director Stock Plan terminates, expires, or is canceled prior to the delivery of all of the shares issuable pursuant to the award, the shares remaining subject to such award will be available for the granting of new Awards under the 2004 Director Stock Plan. Further, since the 1999 Plan will be frozen, no future awards will be granted under the 1999 Plan and if an award granted under the 1999 Plan expires or becomes unexercisable for any reason, it will not be available for further granting under the 1999 Plan or under the 2004 Director Stock Plan. Any shares delivered pursuant to the exercise of an Option under the 2004 Director Stock Plan may be either authorized and unissued shares of Common Stock or treasury shares held by the Company.

Administrator

The Compensation Committee of the Company’s Board of Directors, or any successor committee with similar authority which the Board may appoint, subject to applicable law (either referred to as the “Committee”), will administer the 2004 Director Stock Plan. The 2004 Director Stock Plan authorizes the Committee to establish rules and regulations as it may deem appropriate for the proper administration of the 2004 Director Stock Plan, to make determinations under and interpretations of the 2004 Director Stock Plan, to correct any defect, supply any omission or reconcile any inconsistency in an Award or agreement covering an Award as it deems necessary, and to take other steps in connection with the 2004 Director Stock Plan and Awards under it as it may deem necessary or advisable, in each case in its sole discretion.

The Committee has the full authority and discretion to designate from time to time which Non-employee Directors will receive Awards under the 2004 Director Stock Plan, the types of Awards which will be granted thereunder, the amounts of any such Awards, and the terms and conditions pertaining to any such Awards. The Committee may consider such factors as it deems pertinent in selecting recipients of Awards and in determining the type, amounts, and terms and conditions of such Awards, including but not limited to the following factors: (i) the Company’s financial condition, (ii) anticipated profits for the current or future years, (iii) a Non-employee Director’s length of service on the Board, and (iv) other fees that the Company has agreed to provide the Non-employee Director.

The Committee may delegate any or all of its powers and duties under the 2004 Director Stock Plan, including its authority to make Awards under the 2004 Director Stock Plan or to grant waivers of 2004 Director Stock Plan conditions to one or more other committees as it shall appoint; provided the Committee may not delegate its authority to act on matters affecting any Participating Non-employee Director who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) or the liability provisions of Section 16(b) of the Exchange Act or its authority to amend or modify the 2004 Director Stock Plan.

Options

The Committee may from time to time grant Options to Participating Non-employee Directors. The Options are not intended to qualify as incentive stock options under Section 422 of the Code. The Committee will determine the per share option price which will be not less than the fair market value of the Company’s Common Stock on the date of the grant of the Option. The Committee will determine the term of each Option. The term of an Option, however, may not exceed a period of ten (10) years from the date of its grant.

Unless otherwise provided in the award agreement pertaining to an Option grant, if a Participating Non-employee Director ceases to be a member of the Board for any reason other than the Participating Non-employee Director’s death or disability, unless otherwise determined by the Committee, all nonvested Options held by such Participating Non-employee Director shall be immediately forfeited. If the Committee determines not to require such immediate forfeiture, then the maximum exercise period which may be permitted for Options following such termination of Board membership shall be the shorter of one (1) year or the scheduled expiration date of the Award. In the event any Participating Non-employee Director is terminated as a member of the Board due to fraud, intentional misrepresentation, embezzlement, misappropriation, conversion of assets or opportunities of the Company or any subsidiary, or any other gross or willful misconduct as determined by the Committee, then all Options previously granted to such Participating Non-employee Director shall be immediately forfeited as of the date of the first such act.

The Committee will determine the method and form of payment, including but not limited to payment by cash, shares which have been beneficially owned by the Participating Non-employee Director for at least six (6) months, other Awards, other property or any combination thereof, by which a Participating Non-employee Director may pay the exercise price with respect to the exercise of an Option granted pursuant to the 2004 Director Stock Plan.

Restricted Stock

The Committee may from time to time grant shares of Restricted Stock under the 2004 Director Stock Plan to Participating Non-employee Directors. Shares of Restricted Stock are shares that are subject to a risk of forfeiture and/or restrictions on transfer, as determined by the Committee, which may lapse upon the achievement or partial achievement of Performance Goals and/or the completion of a period of service during the restriction period. An Award of Restricted Stock (regardless of whether such Award is conditioned on any Performance Goals) must have a restriction period of at least three (3) years. All Restricted Stock awarded under the 2004 Director Stock Plan shall be payable only in Shares.

Unless otherwise provided in the award agreement pertaining to a grant of Restricted Stock, if a Participating Non-employee Director ceases to be a member of the Board for any reason other than the Participating Non-employee Director’s death or disability, unless otherwise determined by the Committee, all Restricted Stock as to which all restrictions have not lapsed shall be immediately forfeited. In the event any Participating Non-employee Director is terminated as a member of the Board due to fraud, intentional misrepresentation, embezzlement, misappropriation, conversion of assets or opportunities of the Company or any subsidiary, or any other gross or willful misconduct as determined by the Committee, then all Restricted Stock previously granted to such Participating Non-employee Director shall be immediately forfeited as of the date of the first such act.

Restricted Stock Units

The Committee may from time to time grant Restricted Stock Units under the 2004 Director Stock Plan to Participating Non-employee Directors. A Restricted Stock Unit is the right to receive shares and/or Restricted Stock upon the attainment of one or more Performance Goals, subject to the terms and conditions of the Award agreement and the 2004 Director Stock Plan. Prior to the achievement of such Performance Goals, the Participating Non-employee Director shall have no rights with respect to such Restricted Stock Units except as set forth in the underlying Award agreement. Each Restricted Stock Unit shall correspond to one (1) share under the 2004 Director Stock Plan. Performance Goals are a performance measure that will be based on one or more of the following business criteria which the Committee establishes with respect to the Company or any one or more subsidiaries or other business units: revenue; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; cost of goods sold; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; fair market value of shares; basic earnings per share; diluted earnings per share; return on shareholder equity; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return of net assets employed before interest and taxes; economic value added; return on year-end equity; length of service on the Board; and/or such other goals as the Committee may establish in its discretion.

Unless otherwise provided in the Award agreement pertaining to a grant of Restricted Stock Units, if a Participating Non-employee Director ceases to be a member of the Board for any reason other than the Participating Non-employee Director’s death or disability, unless otherwise determined by the Committee, all Restricted Stock Units as to which the Performance Goals have not been fully satisfied shall be immediately forfeited. In the event any Participating Non-employee Director is terminated as a member of the Board due to fraud, intentional misrepresentation, embezzlement, misappropriation, conversion of assets or opportunities of the Company or any subsidiary, or any other gross or willful misconduct as determined by the Committee, then all Restricted Stock Units previously granted to such Participating Non-employee Director shall be immediately forfeited as of the date of the first such act.

Adjustments

If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2004 Director Stock Plan, then the Committee may, in such manner as it may deem equitable, adjust (a) the number and type of shares subject to the 2004 Director Stock Plan and which thereafter may be made the subject of Awards thereunder, (b) the number and type of shares subject to outstanding Awards, and (c) the exercise price with respect to any options; provided, however, that Awards subject to grant or previously granted to Non-employee Directors under the 2004 Director Stock Plan at the time of any such event will be subject to only such adjustments as are necessary to maintain the proportionate interest of the Non-employee Directors and preserve, without exceeding, the value of such Awards.

Conditions To Payment Of 2004 Director Stock Plan Awards

Subject to the terms of the 2004 Director Stock Plan, the Committee may waive any restrictions or conditions applicable to any Award or the exercise of an Award, and the Committee may modify, amend, or cancel any of the other terms and conditions applicable to an award by mutual agreement between the Committee and the Participating Non-employee Director or any other person with an interest in the award, so long as any amendment or modification does not increase the number of shares issuable under the 2004 Director Stock Plan, as adjusted for stock splits, stock dividends, and certain other transactions or events affecting the Company Common Stock.

The Committee’s authority to administer the 2004 Director Stock Plan and to modify or amend the Awards extends beyond the termination date of the 2004 Director Stock Plan. Except for adjustments due to stock splits, stock dividends, and certain other transactions and events, the Committee may not decrease the exercise price for any outstanding Option after its grant date nor allow a Participating Non-employee Director to surrender any outstanding Option granted under this plan to the Company as consideration for the grant of a new Option with a lower exercise price.

The Committee will make appropriate arrangements for the payment of any taxes and other amounts required to be withheld by federal, state or local law prior to distribution of cash, stock or other stock-based awards to any Participating Non-employee Director. The Committee may permit, in accordance with its rules, a Participating Non-employee Director to pay all or a portion of withholding taxes arising in connection with an Award by electing to have the Company withhold shares received in connection with an Award, tendering back to the Company shares received in connection with the Award, or delivering other previously owned shares, in each case having a fair market value equal to the amount to be withheld.

Transferability of Awards and Options

No Award may be transferred, pledged, assigned or otherwise disposed of by a Participating Non-employee Director except as permitted by the 2004 Director Stock Plan without the consent of the Committee, otherwise than by will or the laws of descent and distribution. The 2004 Director Stock Plan permits transfers of Awards to the spouse, children, or grandchildren of a Participating Non-employee Director, or to trusts or partnerships for their benefit, under certain circumstances.

Change of Control

Unless the Committee determines otherwise at the time of grant of an Award or otherwise provides a result more favorable to holders of Awards, upon the occurrence of a Change of Control:

•	Each holder of an Option shall have the right at any time to exercise the Option in full whether or not the Option was already exercisable and shall have the right to receive, in exchange for the surrender of the Option, an amount of cash equal to the excess of the Change of Control price of the shares covered by the Option that is surrendered over the exercise price of such shares under the award;

•	Restricted Stock that is not then vested shall vest upon the date of the Change of Control and each holder of such Restricted Stock shall have the right to receive, in exchange for the surrender of such Restricted Stock, an amount of cash equal to the Change of Control price of such Restricted Stock;

•	Each holder of a Restricted Stock Unit for which the performance period has not yet been achieved shall have the right to receive, in exchange for the surrender of a Restricted Stock Unit, a number of shares equal to the product of the number of Restricted Stock Units and a fraction the numerator of which is the number of whole months which have elapsed from the beginning of the performance period to the date of the Change of Control and the denominator of which is the number of whole months in the performance period. Each holder of a Restricted Stock Unit that has been earned but not yet paid shall receive the number of shares equal to the number of such Restricted Stock Units.

The Change of Control price means the highest of the following: (i) the fair market value of the shares, as determined on the date of the Change of Control; (ii) the highest price per share paid in the Change of Control transaction; or (iii) the fair market value of the shares, calculated on the date of surrender of the relevant award in response to the Change in Control transaction, but this clause shall not apply if pursuant to the Change of Control transaction or an agreement to which the Company is a party governing the Change of Control transaction, all of the shares are purchased and/or converted into the right to receive a current payment of cash and no other securities or other property.

Change of Control means the occurrence of any one of the following:

•	Any person (other than the Company, an employee benefit plan of the Company or any corporation in which the Company’s shareholders hold an interest in substantially the same proportion as their ownership of shares in the Company) becomes the beneficial owner of securities of the Company representing at least thirty percent (30%) of the combined voting power of the Company’s then outstanding securities;

•	The Company is merged or consolidated with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or a merger or consolidation engaged in by the Company effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than thirty percent (30%) of the combined voting power of the Company’s then outstanding securities. Notwithstanding the foregoing, a merger or consolidation involving the Company shall not be considered a “Change of Control” if the Company is the surviving corporation and shares are not converted into or exchanged for stock or securities of any other corporation, cash or any other thing of value, unless persons who beneficially owned shares outstanding immediately prior to such transaction own beneficially less than a majority of the outstanding voting securities of the Company immediately following the merger or consolidation;

•	The Company or any subsidiary sells, assigns, or otherwise transfers assets in a transaction or series of related transactions, if the aggregate market value of the assets so transferred exceeds fifty percent (50%) of the Company’s consolidated book value, determined by the Company in accordance with generally accepted accounting principles, measured at the time at which such transaction occurs or the first of such series of related transactions occurs; provided, however, that such a transfer effected pursuant to a spin-off or split-up where shareholders of the Company retain ownership of the transferred assets proportionate to their pro rata ownership interest in the Company shall not be a “Change of Control;”

•	The Company dissolves and liquidates substantially all of its assets;

•	At any time when the “Continuing Directors” cease to constitute a majority of the Board. For this purpose, a “Continuing Director” shall mean the individuals who, at the effective date of this 2004 Director Stock Plan, constitute the Board and any new Directors (other than Directors designated by a person who has entered into an agreement with the Company to effect a Change of Control transaction) whose appointment to the Board or nomination for election by Company shareholders was approved by a vote of at least two-thirds of the then-serving Continuing Directors; or

•	A determination by the Board, in view of the then current circumstances or impending events, that a Change of Control of the Company has occurred, which determination shall be made for the specific purpose of triggering operative provisions of this Plan.

Amendment and Termination

The Board of Directors of the Company may, from time to time, amend or modify the 2004 Director Stock Plan or any outstanding award under the 2004 Director Stock Plan as necessary or desirable to implement the Awards, or may terminate the 2004 Director Stock Plan or any provision of the 2004 Director Stock Plan or any provision of the 2004 Director Stock Plan subject to the following limitations:

•	Shareholders must approve any amendment of the 2004 Director Stock Plan if required by the rules and/or regulations promulgated under Section 16 of the Exchange Act for this Plan to remain qualified under Rule 16b-3, the applicable New York Stock Exchange Rules and other stock exchange rules, the applicable provisions of the Code, or other applicable laws or regulations;

•	Shareholders must approve any of the following plan amendments: an amendment to materially increase any number of shares available for granting awards (except as such number may be adjusted for stock splits, stock dividends, and certain other transactions and events), amendments to shorten the restriction periods specified in the 2004 Director Stock Plan applicable to awards of Restricted Stock, or an amendment to the prohibition on repricing of Options included in the 2004 Director Stock Plan; and

•	No amendment or termination of the 2004 Director Stock Plan may alter or impair any rights or obligations under any Award previously granted in any material adverse way without the affected Participating Non-employee Director’s consent.

Federal Income Tax Consequences

The federal income tax consequences described in this section are based on laws and regulations in effect on the date of this proxy statement. Future changes in those laws and regulations may affect the tax consequences described below. No discussion of state income tax treatment or income tax treatment under any foreign jurisdiction has been included.

Options

The Options granted under the 2004 Director Stock Plan are non-qualified stock options and will, in general, be subject to the following income tax treatment:

The grant of a nonqualified option does not give rise to any income tax consequences to either the Company or the Participating Non-employee Director. A Participating Non-employee Director will generally recognize ordinary income at the time of the exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the option price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the Participating Non-employee Director. Upon a subsequent disposition of the shares, a Participating Non-employee Director recognizes short-term or long-term capital gain (or loss) depending on the holding period, equal to the amount received and the tax basis of the shares, usually the fair market value at the time of exercise.

Restricted Stock

Restricted Stock granted under the 2004 Director Stock Plan will, in general, be subject to the following Federal income tax treatment:

The grant of Restricted Stock generally does not give rise to any tax consequence to the Company or the Participating Non-employee Director in the absence of a Code section 83(b) election. If no election is made, the Participating Non-employee Director recognizes ordinary income upon the lapse of the restriction on the shares. The amount of income is the fair market value of the shares when the restrictions lapse. If a Participating Non-employee Director makes a Code section 83(b) election within thirty (30) days of the date of the grant, the Participating Non-employee Director is deemed to have received ordinary income at the time of the grant of Restricted Stock equal to the fair market value of the shares granted (less the amount, if any, paid for the shares), determined without regard to the restrictions on the shares. If the Restricted Shares are subsequently forfeited after a Code section 83(b) election is made, but before the restrictions lapse, the Participating Non-employee Director is not entitled to claim the loss for income tax purposes.

The Company or a subsidiary will be entitled to a deduction for income tax purposes when the Participating Non-employee Director realizes ordinary income either upon the occurrence of the Code Section 83(b) election or when the restrictions lapse. The amount of the deduction will equal the amount of ordinary income recognized by the Participating Non-employee Director.

Restricted Stock Units

Restricted Stock Units granted under the 2004 Director Stock Plan will, in general, be subject to the following Federal income tax treatment:

The grant of a Restricted Stock Unit generally does not give rise to any tax consequences to either the Company or the Participating Non-employee Director. Upon the issuance of the Company’s Common Stock pursuant to a Restricted Stock Unit award, the Participating Non-employee Director generally recognizes ordinary income equal to the fair market value of the shares received. Upon the issuance of Restricted Stock, the Participating Non-employee Director will generally recognize ordinary income equal to the fair market value of the shares when no longer restricted. At the time such Participating Non-employee Director recognizes ordinary income, the Company is entitled to a deduction from taxable income in an amount equal to the amount of ordinary income recognized by the Participating Non-employee Director.

Other Disclosures

Market Price of Common Stock

The closing price of a share of the Company’s Common Stock on the New York Stock Exchange on February 25, 2004 was $31.02.

New Plan Benefits

The Company cannot determine the number of awards under the 2004 Director Stock Plan to be received by all current Non-employee Directors as a group. In 2003, however, all Non-employee Directors received options under the 1999 Non-employee Director Stock Option Plan. The number and nature of the 2004 Director Stock Plan Awards will be determined by the Committee pursuant to the terms of the 2004 Director Stock Plan.

Required Vote

The affirmative vote of a majority of the votes cast on the proposal by the holders of the Company’s Common Stock is required for approval and ratification of the 2004 Director Stock Plan, provided that a majority of the outstanding shares of the Company’s Common Stock are voted on the proposal. Assuming that proviso is satisfied, any shares not voted, (whether by broker nonvote or otherwise, except abstentions) have no impact on the vote. Shares of Common Stock as to which holders abstain from voting will be treated as votes against the 2004 Director Stock Plan.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 2004 NON-EMPLOYEE DIRECTOR STOCK AND AWARDS PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR APPROVAL AND RATIFICATION OF THE PROPOSED 2004 NON-EMPLOYEE DIRECTOR STOCK AND AWARDS PLAN UNLESS THE SHAREHOLDER HAS SPECIFIED OTHERWISE.

2. EQUITY	COMPENSATION PLANS

The following table summarizes, as of December 31, 2003, the number of shares of the Company’s common stock that may be issued under the Company’s equity compensation plans pursuant to which grants of options, warrants and rights to acquire shares may be made from time to time.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Numbers of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans not approved by security holders (1)(3)	1,954,322 (2)	$24.34 (2)	148,506 (2)

Equity compensation plans approved by security holders (4)	3,124,375 (2)	$26.14 (2)	3,063,125 (2)

Total (3)	5,078,697		3,211,631

(1)	Consists of the Company’s 1995 Stock Plan and Deferred Compensation Plan. For a description of the key provisions of those plans, see the discussion contained herein in Item 9 – Report of the Compensation Committee on Executive Compensation, under the headings “1995 Stock Plan” and “Deferred Compensation Plan” and the discussion contained herein in Item 4 – Compensation of Directors.

(2)	Column (a) does not include 141,377 common stock units issued under the Deferred Compensation Plan. Each common stock unit represents the right to receive one share of Company common stock following the participant’s death, disability, termination of service as a director or employee, a date specified by the participant, or the earlier of any such events to occur. Since the common stock units are acquired by participants through a deferral of fees or compensation, there is no “exercise price” associated with the common stock units. As a result, the weighted-average exercise price in column (b) is calculated solely on the basis of outstanding options issued under the 1995 Stock Plan, the 1999 Non-Employee Director Stock Option Plan, and the 2003 Incentive Stock and Awards Plan, and does not take into account the common stock units issued under the Deferred Compensation Plan. The operation of the Deferred Compensation Plan requires the plan trustees to make available as and when needed a sufficient number of shares of Company common stock to meet the needs of the plan. Accordingly, since there is no specific number of shares reserved for issuance under the Deferred Compensation Plan, column (c) includes only those shares remaining available for issuance under the 1995 Stock Plan, the 1999 Non-Employee Director Stock Option Plan and the 2003 Incentive Stock and Awards Plan.

(3)	Does not include the 68,469 shares underlying the outstanding stock options issued under the Grove Investors, Inc. 2001 Stock Incentive Plan, which were assumed by the Company in connection with the acquisition of Grove Investors, Inc. Those options have a weighted average exercise price of $18.30. No additional options may be granted under the Grove Investors, Inc. 2001 Stock Incentive Plan.

(4)	Consists of (a) the Company’s 2003 Incentive Stock and Awards Plan, under which no options, shares or other awards have yet been issued, and (b) the 1999 Non-Employee Director Stock Option Plan. For a description of the key provisions of the plans, see the discussion contained in this proxy under Item 9 – Report of the Compensation Committee, and Item 4 – Compensation of Directors.

3.	OWNERSHIP OF SECURITIES

Stock Ownership of Beneficial Owners of More than Five Percent

The following table sets forth information regarding the beneficial ownership of each person or entity known by the Company to have beneficial ownership of more than 5% of the Company’s outstanding Common Stock as of December 31, 2003.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS

Wachovia Corporation (1) One Wachovia Center Charlotte, North Carolina 28288-0137	1,846,537	6.95%

FMR Corp. (2) 82 Devonshire Street, Boston, Massachusetts 02109	1,669,640	6.28%

Marshall & Ilsley Corporation (3) 770 North Water Street Milwaukee, Wisconsin 53202	1,345,020	5.06%

(1)	This information is based solely on a Schedule 13G, filed with the SEC by Wachovia Corporation on February 11, 2004. In that filing, Wachovia reports that it has sole voting power with respect to 1,445,248 of the shares and shared voting power with respect to 450 of the shares, and that it has sole dispositive power with respect to 1,838,202 of the shares, and shared dispositive power with respect to 650 of the shares. Wachovia reported that it was making the filing on behalf of itself and certain subsidiaries, including Wachovia Securities, LLC, Evergreen Investment Management Company, J.L. Kaplan Associates, LLC, and Wachovia Bank, N.A.

(2)	This information is based solely on a Schedule 13G, filed with the SEC by FMR Corp. on February 17, 2004. In that filing, FMR Corp. reports that it has sole voting power with respect to 598,640 of the shares and shared voting power with respect to none of the shares, and that it has sole dispositive power with respect to 1,669,640 of the shares, and shared dispositive power with respect to none of the shares. FMR Corp. reported that it was making the filing on behalf of itself and a subsidiary, Fidelity Management & Research Company, as well as on behalf of certain affiliates, including Edward C. Johnson 3d and Abigail P. Johnson.

(3)	This information is based solely on a Schedule 13G, filed with the SEC by Marshall & Ilsley Corporation on February 12, 2004. In that filing, Marshall & Ilsley reports that it has sole voting and dispositive power with respect to 33,107 of the shares and shared voting and dispositive power with respect to 1,311,913 of the shares. Marshall & Ilsley reported that it was making the filing on behalf of itself and a subsidiary, Marshall & Ilsley Trust Company, N.A.

Stock Ownership of Directors and Management

The following table sets forth information regarding the beneficial ownership of Common Stock by each director and director nominee of the Company, by each executive officer of the Company named in the Summary Compensation Table below, and by the directors and executive officers of the Company as a group. Unless otherwise indicated, the information is provided as of February 25, 2004. Each of the persons listed below is the beneficial owner of less than 1% of the outstanding shares of Common Stock, except that the executive officers and directors as a group own 6.0% of the outstanding shares of Common Stock. The table also reflects for each person the number of Common Stock units associated with compensation deferred under the Company’s Deferred Compensation Plan.

NAME	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED (1)		NUMBER OF DEFERRED COMMON STOCK UNITS BENEFICIALLY OWNED (2)

Dean H. Anderson	16,225	(5)	6,262
Virgis W. Colbert	6,250	(6)	2,045
Daniel W. Duval	10,375	(7)	2,367
Terry D. Growcock	120,258	(3)(4)(8)	5,780
Timothy J. Kraus	47,966	(3)(4)(9)	6,165
Thomas G. Musial	108,742	(3)(4)(10)	2,098
Keith D. Nosbusch	750	(11)	616
James L. Packard	7,375	(12)	3,125
Gilbert F. Rankin, Jr.	58,073	(5)(13)	2,305
Robert C. Stift	10,625	(5)(14)	4,765
Glen E. Tellock	67,846	(3)(4)(15)	2,395
Robert S. Throop	32,972	(5)	26,103
Timothy M. Wood	790	(3)(4)	896

Total of all above named Executive Officers and Directors	488,247		64,922

Total of All Executive Officers and Directors as a group (16 persons)	1,586,516	(16)	133,792	(17)

(1)	Unless otherwise noted, the specified persons have sole voting power and sole dispositive power as to the indicated shares.

(2)	The Company has the sole right to vote all shares of Common Stock underlying the Common Stock units held in the Deferred Compensation Plan Trust. The independent trustee of the Trust has dispositive power as to such shares.

(3)	For the following current executive officers, includes the indicated number of shares which were held in their respective RSVP Profit Sharing Plan accounts as of December 31, 2003, as to which they have sole voting power and shared investment power: Terry D. Growcock – 2,033, Timothy J. Kraus – 14,176, Thomas G. Musial – 5,122, Glen E. Tellock – 4,231 and Timothy M. Wood – 290.

(4)	Reflects shares beneficially owned under the RSVP Profit Sharing Plan, as amended effective April 1, 1999 to provide that, after July 1, 1999, Plan accounts are valued on a daily basis.

(5)	Includes 9,625 shares which the director has the right to acquire pursuant to the 1999 Non-Employee Director Stock Option Plan within sixty days following the record date for the Annual Meeting.

(6)	Includes 6,250 shares which the director has the right to acquire pursuant to the 1999 Non-Employee Director Stock Option Plan within sixty days following the record date for the Annual Meeting.

(7)	Includes 7,735 shares which the director as the right to acquire pursuant to the 1999 Non-Employee Director Stock Option Plan within sixty days following the record date for the Annual Meeting. Includes 3,000 shares as to which voting and investment power is shared with spouse.

(8)	Includes 38,912 shares as to which voting and investment power is shared with spouse. Also includes 79,313 shares that Mr. Growcock has the right to acquire pursuant to the 1995 Stock Plan within sixty days following the record date for the Annual Meeting.

(9)	Includes 32,564 shares which Mr. Kraus has the right to acquire pursuant to the 1995 Stock Plan within sixty days following the record date for the Annual Meeting.

(10)	Includes 87,133 shares which Mr. Musial has the right to acquire pursuant to the 1995 Stock Plan within sixty days following the record date for the Annual Meeting.

(11)	Includes 750 shares which the director has the right to acquire pursuant to the 1999 Non-Employee Stock Option Plan within sixty days following the record date for the annual meeting.

(12)	Includes 7,375 shares which the director has the right to acquire pursuant to the 1999 Non-Employee Stock Option Plan within sixty days following the record date for the annual meeting.

(13)	Includes 15,895 shares held in trust for the benefit of Mr. Rankin’s spouse and as to which Mr. Rankin is a co-trustee. Mr. Rankin disclaims beneficial ownership of these shares.

(14)	Includes 1,000 shares as to which voting and investment power is shared with spouse. Excludes 1,500 shares held by Mr. Stift’s spouse directly, as to which Mr. Stift disclaims beneficial ownership.

(15)	Includes 3,252 shares as to which voting and investment power is shared with spouse. Also includes 60,363 shares which Mr. Tellock has the right to acquire pursuant to the 1995 Stock Plan within sixty days following the record date for the Annual Meeting. Excludes 150 shares held by Mr. Tellock’s spouse as custodian for their daughter.

(16)	Includes 59,757 shares as to which voting and investment power are shared and 1,079,521 shares, as of December 31, 2003, held by the RSVP Profit Sharing Plan Trust (persons within the group hold sole voting power with respect to 29,904 of these shares, and share investment power with respect to all of these shares by virtue of the Plan’s administration by an investment committee of executive officers).

(17)	Also includes 70,877 shares, as of February 25, 2004, as to which the Company, through certain officers, have sole voting power under the Deferred Compensation Plan Trust.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors and persons owning more than ten percent of the Company’s Common Stock to file reports of ownership and changes in ownership of equity and derivative securities of the Company with the Securities and Exchange Commission and the New York Stock Exchange. To the Company’s knowledge, based on information provided by the reporting persons, all applicable reporting requirements for fiscal year 2003 were complied with in a timely manner, except that (1) a distribution of common stock, effective July 30, 2003, from the Deferred Compensation Plan to Mr. Jones was not disclosed by the Plan Trustee to Mr. Jones or the Company until August 25, 2003 and therefore was not reported until that date, (2) an acquisition of common stock effective December 10, 2003 under the Deferred Compensation Plan for the benefit of Messers Anderson, Colbert, Duval, Growcock, Jones, Kraus, McCloskey, Musial, Nosbusch, Packard, Rankin, Stift, Tellock, Throop and Wood was not disclosed by the Plan trustee to the reporting person or the Company until December 29, 2003 and therefore was not reported until that date, and (3) an exercise by Mr. Musial of stock options on December 12, 2003, was not reported until January 13, 2004 due to a clerical error.

4.	COMPENSATION OF DIRECTORS

Directors of the Company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors and committees of the Board. In addition, for fiscal year 2003, each non-employee director was paid an annual retainer of $30,000, each non-employee director serving as a committee chairman was paid an additional $5,000 annual retainer, and each non-employee director was paid an additional fee of $1,000 for each meeting of the Board of Directors and each committee meeting attended. Effective immediately following the February 2004 Board meeting, the annual retainer supplement paid to committee chairman was increased from $5,000 to $7,500, and the meeting fee paid to each non-employee director for each board or committee meeting attended was increased from $1,000 to $1,500. Directors who are employees of the Company do not receive separate remuneration in connection with their service on the Board or Board committees.

Under the Company’s Deferred Compensation Plan, each non-employee director may elect to defer all or any part of his/her annual retainer and meeting fees for future payment upon death, disability, termination of service as a director, a date specified by the participant, or the earlier of any such date to occur. All directors are encouraged to hold one-half of the compensation payable to the director for his/her service as a director of the Company in Company Stock. A Director may accomplish this by means of electing to defer a portion of his/her compensation under the Company’s Deferred Compensation Plan, and by making an appropriate election under the Deferred Compensation Plan so that one-half of the director’s compensation paid by the Company for service as a director, will be held in Company Stock.

Amounts deferred by participating non-employee directors are accounted for in one or more bookkeeping accounts maintained pursuant to the Deferred Compensation Plan. The value of each such account is based on the performance of a specific investment. The investments associated with bookkeeping accounts under the Deferred Compensation Plan are shares of the common stock of the Company for the Company Stock Fund and selected mutual funds for the Money Market Fund, Bond Fund, Balanced Fund, S & P 500 Index Fund, Equity Fund, Small Cap Fund, Mid Cap Growth Stock Fund, and International Stock Fund. Participants have no rights as shareholders pertaining to Company Stock units credited to their accounts under the Company Stock Fund. Effective March 31, 2002, transfers between the Company Stock Fund and any other Fund are not permitted. Transfers between the other Funds may be made in accordance with plan rules. Distributions from the Company Stock Fund are required to be made in Company Stock, except fractional shares may be paid in cash. Upon a change in control (as defined in the Deferred Compensation Plan), all restrictions on the distribution of deferred compensation will be automatically terminated and the participant would promptly receive the full balance of his/her account.

At the Annual Meeting in 1999, the shareholders approved The Manitowoc Company, Inc. 1999 Non-Employee Director Stock Option Plan. Pursuant to the terms of that Plan (as amended by the Board of Directors in 1999, 2001 and 2002), each non-employee director is automatically granted an option to purchase 3,000 shares of Common Stock on the date he/she becomes a director of the Company, and each continuing non-employee director is thereafter automatically granted an option to purchase additional 5,000 shares of Common Stock annually on the date of the first meeting of the Board of Directors occurring each calendar year. As amended, in the calendar year 2002 and forward the annual grant is 5,000 shares for each director. If the proposed 2004 Non- Employee Director Stock and Awards Plan which is being submitted to the shareholders for approval as described earlier in this proxy statement is approved by the shareholders, it would replace the 1999 Non-Employee Director Stock Plan.

5.	EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the fiscal years ended December 31, 2003, December 31, 2002, and December 31, 2001, each component of compensation paid or earned for the Chief Executive Officer, and for each of the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal 2003.

SUMMARY COMPENSATION TABLE
				LONG-TERM COMPENSATION
		ANNUAL COMPENSATION		Awards	Awards	Payouts
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (1) (2)	Restricted Stock Award(s) ($) (3)	Securities Underlying Options/SARs (#)(4)	LTIP Payouts ($)(5)	All Other Compensation ($)(6)

Terry D. Growcock	2003	$700,000	$518,700	0	0	$0	$35,780
Chairman and Chief Executive	2002	$648,077	$263,550	6,637	250,000	$0	$33,786
Officer	2001	$538,462	$0	0	0	$0	$31,977

Timothy J. Kraus	2003	$300,000	$241,912	0	0	$52,087	$27,685
President, Food Service Group	2002	$274,038	$166,275	1,839	75,000	$8,145	$28,426
Vice President, The Manitowoc Company	2001	$225,385	$0	0	0	$0	$27,741

Glen E. Tellock	2003	$310,000	$111,290	0	0	$0	$21,038
President, Crane Group (5/02 to present);	2002	$283,462	$77,810	1,839	100,000	$0	$25,655
Sr. Vice President, The Manitowoc	2001	$225,385	$0	0	0	$0	$30,824
Company.

Thomas G. Musial	2003	$275,000	$135,850	0	0	$0	$27,152
Sr. Vice President Human Resources	2002	$262,019	$69,025	1,839	75,000	$0	$26,312
and Administration	2001	$225,385	$0	0	0	$0	$32,368

Timothy M. Wood (7)	2003	$250,000	$123,500	0	0	$0	$50,278
Vice President and Chief Financial Officer	2002	$37,500	$0	0	25,000	$0	$9,672

(1)	Compensation deferred at the election of an executive officer pursuant to the Company’s Deferred Compensation Plan is included in the year earned. Under that Plan, an executive officer may elect to defer up to 40% of base compensation and up to 100% of any incentive compensation.

(2)	Reflects bonus earned and accrued during the year indicated, without regard to any bonus bank balance under the EVA Plan that may have existed at the beginning of that year and paid at the beginning of the next fiscal year.

(3)	Consists of shares of restricted Common Stock awarded on February 22, 2002 under the 1995 Stock Plan. The restrictions lapse in one third increments every year beginning with the first anniversary of the award date.

(4)	Consists entirely of stock options under the 1995 Stock Plan.

(5)	Reflects that portion of the bonus bank balance under the EVA Plan existing at the beginning of the year indicated, and paid at the beginning of the next fiscal year.

(6)	The 2003 amounts include: (a) the Company’s contributions to the RSVP Profit Sharing Plan as follows: Terry D. Growcock – $18,000, Timothy J. Kraus – $15,655, Glen E. Tellock – $9,219, Thomas G. Musial – $15,617, and Timothy M. Wood – $14,592, (b) premiums paid by the Company relating to keyman group life insurance as follows: Terry D. Growcock – $480, Timothy J. Kraus – $480, Glen E. Tellock – $480, and Thomas G. Musial – $480, (c) Company contributions to the Deferred Compensation Plan as follows: Glen E. Tellock – $156, and Timothy M. Wood – $2,594, and (d) tax preparation fees paid as follows: Terry D. Growcock – $4,100, Timothy J. Kraus – $750, Glen E. Tellock – $383 and Thomas G. Musial $255.

(7)	Mr. Wood’s employment with the Company commenced on October 29, 2002.

Retirement Plan

Under Manitowoc’s Supplemental Executive Retirement Plan, participants are entitled to receive retirement benefits equal to 55% of their five-year final average pay at normal retirement (age 65). The following table shows total amounts payable under the Plan, at normal retirement, at various rates of final average pay.

Final Average Pay	Annual Retirement Benefit

$200,000	$110,000
$300,000	$165,000
$400,000	$220,000
$500,000	$275,000
$600,000	$330,000
$700,000	$385,000
$800,000	$440,000
$900,000	$495,000
$1,000,000	$550,000

Benefits under the Plan are computed by averaging the participant’s final five years of base salary (including elective deferrals) and bonus awards payable for each year (bonus plus LTIP payments for the year). Benefits are computed using a straight-life annuity and are not reduced for social security or other offsets.

Currently, the Compensation Committee has determined that an executive will not be eligible to participate under the plan until he/she has five credited years of service with the Company and/or its subsidiaries. As of December 31, 2003, the credited years of service for each of the executives officers named in the Summary Compensation Table who participate in the plan were as follows: Terry D. Growcock – 9, Timothy J. Kraus – 14, Glen E. Tellock – 13 and Thomas G. Musial – 27.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

No stock option grants were made to the executive officers named in the Summary Compensation Table in 2003.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/SAR VALUES

The following table sets forth the number of options and the value of such options held at the end of the last fiscal year by the executive officers named in the Summary Compensation Table.

	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#) (1)		Value of Unexercised In-the- Money Options/SARs at Fiscal Year-End ($) (2)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Terry D. Growcock	0	$0	134,100	352,001	$1,068,653	$2,527,656

Timothy J. Kraus	0	$0	60,377	122,624	$532,555	$945,863

Glen E. Tellock	0	$0	54,500	146,500	$542,522	$1,088,800

Thomas G. Musial	593	$11,560	79,396	123,374	$759,466	$950,076

Timothy M. Wood	0	$0	0	25,000	$0	$178,000

(1)	No SARs were outstanding at the end of fiscal 2003.

(2)	Based upon the difference between the option exercise prices and the $31.20 closing sale price of Common Stock on the New York Stock Exchange at the end of fiscal 2003.

LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

As described in more detail in the “Report of the Compensation Committee on Executive Compensation” below, the EVA Plan requires that bonuses payable to executive officers in excess of their target bonuses be banked and remain at risk. One third of a positive “bonus bank” balance is paid out at the end of each year. A negative bonus in any year is subtracted from the outstanding bonus bank balance. The amounts of the banked contingent incentive compensation awarded for fiscal 2003 to the executive officers named in the Summary Compensation Table are as follows:

Name	Amounts Banked ($)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price- Based Plans

			Minimum ($)	Maximum ($)

Terry D. Growcock	$0	2004-2006	$0	$0

Timothy J. Kraus	$0	2004-2006	$0	$0

Glen E. Tellock	$0	2004-2006	$0	$0

Thomas G. Musial	$0	2004-2006	$0	$0

Timothy M. Wood	$0	2004-2006	$0	$0

6.	GOVERNANCE OF THE BOARD AND ITS COMMITTEES

Governance of the Company

Currently the Board is comprised of nine directors with no vacant positions. Eight of the directors are not employees of the Company. Terry D. Growcock is the Chairman of the Board and Chief Executive Officer of the Company. The Board of Directors has determined that none of the eight non-employee directors has a material relationship with the Company and that each is independent as defined in the Company’s Corporate Governance Guidelines (which are attached as Appendix A to this proxy and may be viewed on the Company’s website at www.manitowoc.com) and under applicable law the New York Stock Exchange listing standards. In determining whether a director has a material relationship with the Company, the Board has adopted nine criteria. Those criteria may be viewed on the Company’s website: www.manitowoc.com. Any director who meets all of the nine criteria will be presumed by the Board to have no material relationship with the Company.

The Company has adopted Corporate Governance Guidelines in order to set forth internal Board policies and procedures. The Corporate Governance Guidelines were amended in 2003 and in February of 2004. A copy of the current Corporate Governance Guidelines is attached as Appendix A to this proxy and may be viewed on the Company’s website: www.manitowoc.com.

The Board’s policy for Board Member attendance at the Annual Shareholders Meeting is set forth in the Company’s Corporate Governance Guidelines. All of the directors attended the Annual Shareholders Meeting in 2003.

The Company has adopted a code of ethics that applies to the Company’s principal executive officer, principal financial officer and controller. This code of ethics is a part of the Company’s Global Ethics Policy and other policies relating to business conduct which can be viewed at the Company’s website: www.manitowoc.com.

During the fiscal year ended December 31, 2003, the Board of Directors met six times. All members of the Board attended at least 75 percent of the meetings held by the Board and the committees on which they served. As required in the Corporate Governance Guidelines, the Board met in executive session at each regular Board meeting during 2003. The Corporate Governance Guidelines provide that the chairperson of the Corporate Governance Committee will serve as the presiding director for the executive session. If for any reason the chairperson of the Corporate Governance Committee is unable to attend or perform the presiding role at a particular executive session, he/she will designate the chairperson of either the Compensation Committee or the Audit Committee to assume the role of the presiding director for the particular executive session.

The Company has standing Corporate Governance, Audit, and Compensation Committees of the Board of Directors.

Corporate Governance Committee

The Corporate Governance Committee is also the Company’s nominating committee. The purpose of the Corporate Governance Committee is to assist the Board in its corporate governance responsibilities, including to identify individuals qualified to become Board members, to recommend to the Board for the Board’s selection director nominees, and to recommend to the Board the corporate governance principles and guidelines.

The Corporate Governance Committee has a charter that may be viewed on the Company’s website: www.manitowoc.com.

All members of the Corporate Governance Committee are independent as defined in the Company’s Corporate Governance Guidelines (which are attached as Appendix A and may be viewed at the Company’s website: www.manitowoc.com) and applicable law and the corporate governance listing standards of the New York Stock Exchange.

There were four meetings of the Corporate Governance Committee during the Company’s fiscal year ended December 31, 2003. For further information see the Corporate Governance Committee Report below.

Audit Committee

The purpose of the Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Exchange Act, is to (A) assist the Board of Directors in fulfilling its oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements; (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s internal audit function and independent auditors, (5) the Company’s compliance with ethical standards established by law, rule, regulation and Company policy, and (6) the Company’s disclosure processes and procedures; and (B) prepare the report that SEC rules require be included in the Company’s annual proxy statement.

The Board of Directors has determined that the members of the Audit Committee are “independent,” as defined in the Company’s Corporate Governance Guidelines (which are attached as Appendix A and which may be viewed on the Company’s website at www.manitowoc.com) and applicable law and the corporate governance listing standards of the New York Stock Exchange relating to audit committees. The Board has determined that Messers. Anderson and Stift are designated “audit committee financial experts” as defined in the Company’s Audit Committee Charter and in the Securities and Exchange Commission regulations. The Board has further determined that all members of the Audit Committee are financially literate and that the designation of Messers. Anderson and Stift as financial experts does not mean that the other Audit Committee members do not meet the qualifications of a financial expert.

During the fiscal year ended December 31, 2003, the Audit Committee met five times.

During 2003 the Board of Directors revised the Audit Committee Charter. A copy of the Charter is attached as Appendix B and may be viewed on the Company’s website: www.manitowoc.com.

Compensation Committee

The Compensation Committee provides assistance to the Board of Directors in fulfilling its responsibility to achieve the Company’s purpose of maximizing the long-term total return to shareholders by ensuring that officers, directors and employees are compensated in accordance with the Company’s philosophy, objectives, and policies. The Compensation Committee reviews and approves compensation and benefits policies, strategies, and pay levels necessary to support corporate objectives and provides an annual report on executive compensation for inclusion in the corporation’s proxy statement, in accordance with applicable rules and regulations. A copy of the Compensation Committee Charter can be viewed at on the Company’s website: www.manitowoc.com.

There were four meetings of the Compensation Committee during fiscal year ended December 31, 2003.

7.	CORPORATE GOVERNANCE COMMITTEE REPORT

The purpose of the Corporate Governance Committee is to assist the Board in its corporate governance responsibilities, including to identify individuals qualified to become Board members, to recommend to the Board for the Board’s selection director nominees, and to recommend to the Board the corporate governance principles and guidelines

The Corporate Governance Committee has adopted the following policy and procedure relating to the consideration of director candidates recommended by shareholders and the procedures to be followed by shareholders in submitting recommendations. This policy and procedure is included in the Company’s Corporate Governance Committee Charter.

Consideration of Candidates for the Board of Directors Submitted by Shareholders. The Corporate Governance Committee will only review recommendations for director nominees from any shareholder beneficially owning or group of shareholders beneficially owning in the aggregate, at least 5% of the issued and outstanding common stock of the Company for a least one year as of the date that the recommendation was made (a “Qualified Shareholder”). Any Qualified Shareholder must submit its recommendation not later than the 120th calendar day before the date of the Company’s proxy statement released to the shareholders in the previous year’s annual meeting, for the recommendation to be considered by the Corporate Governance Committee. Any recommendation must be submitted in accordance with the policy in the Corporate Governance Guidelines captioned “Shareholder Communications to the Board of Directors”. In considering any timely submitted recommendation from a Qualified Shareholder, the Corporate Governance Committee shall have sole discretion as to whether to nominate the individual recommended by the Qualified Shareholder, except that in no event will a candidate recommended by Qualified Shareholder who is not “independent” as defined in the Company’s Corporate Governance Guidelines and who does not meet the minimum expectations for a director set forth in the Company’s Corporate Governance Guidelines, be recommended for nomination by the Corporate Governance Committee.

The Corporate Governance Committee did not receive prior to the deadline noted in the foregoing policy, any recommendations for director nominees from any Qualified Shareholder (as defined in the foregoing policy).

The Corporate Governance Committee has adopted the following process for identifying and evaluating nominees for directors. These procedures are also set forth of the Company’s Corporate Governance Committee Charter.

Consideration of Candidates for Board that are Incumbent Directors. The process of evaluating directors for re-election will include a peer review of each director wishing to stand for re-election at the expiration of his/her current term. This will be done by circulation of a questionnaire to all other directors to be completed in essay form or by verbal response to an independent third party. The independent third party professional consultant will review all responses and summarize the conclusions on an anonymous basis for the Corporate Governance Committee. This consultant will then review the results on an individual and confidential basis with each of the candidates. The Corporate Governance Committee may also interview each candidate individually. The Corporate Governance Committee will make a recommendation to the Board for the Board’s final decision on each candidate seeking re-election. The Corporate Governance Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates and any independent third party professional consultant used in the evaluation process for directors wishing to stand for re-election. Such authority shall include the sole authority to approve the search firm’s and third party professional’s fees and other retention terms.

Consideration of Candidates for Board that are Non-incumbent Directors. In the event of a vacancy in the Board of Directors that the Corporate Governance Committee anticipates will not be filled by an incumbent director, the Corporate Governance Committee will manage the process of searching for a suitable director. The Corporate Governance Committee will be free to use its judgement in structuring and carrying out the search process based on the Corporate Governance Committee’s and the Board’s perception as to what qualifications would best suit the Board’s needs for each particular vacancy. The process may include the consideration of candidates recommended by officers, Board members, shareholders and/or a third party professional search firm retained by the Corporate Governance Committee. The Corporate Governance Committee shall have sole authority to retain and terminate any third party to be used to identify director candidates and/or evaluate any director candidates. Any candidate should meet the expectations for directors set forth in the Company’s Corporate Governance Guidelines. Strong preference should be given to candidates who are “independent” as that term is defined in the Corporate Governance Guidelines and the New York Stock Exchange rules and to candidates who are sitting or former CEO’s or CFO’s of companies whose securities are listed on a national securities exchange registered pursuant to Securities Exchange Act of 1934. The Corporate Governance Committee is not required to consider candidates recommended by a shareholder except in accordance the Policy captioned “Consideration of Candidates for the Board of Directors Submitted by Shareholders”, set forth in the Corporate Governance Committee Charter. If the Corporate Governance Committee determines to consider a candidate recommended by a shareholder, the Committee will be free to use its discretion and judgement as to what deference will be given in considering any such candidate.

During 2003, Mr. Gil Rankin advised the Board that he would not continue as a member of the Board at the expiration of his current term, which expires at the Annual Meeting in May of 2004. In order to assist the Corporate Governance Committee in finding a candidate to replace Mr. Rankin, the Corporate Governance Committee retained the services of Spencer Stuart.

The Corporate Governance Committee has adopted a process for shareholders to send communications to the Board. That process is included in the Company’s Corporate Governance Guidelines which are attached as Appendix A and which may be viewed on the Company’s website: www.manitowoc.com.

Corporate Governance Committee

Daniel W. Duval, Chairman

Virgis W. Colbert

Gilbert F. Rankin, Jr.

Robert C. Stift

8.	AUDIT COMMITTEE REPORT

The purpose of the Audit Committee is to (A) assist the Board of Directors in fulfilling its oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements; (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s internal audit function and independent auditors, (5) the Company’s compliance with ethical standards established by law, rule, regulation and Company policy, and (6) the Company’s disclosure processes and procedures; and (B) prepare the report that SEC rules require be included in the Company’s annual proxy statement.

In connection with its function to oversee and monitor the financial reporting process of the Company, the Audit Committee has done the following:

•	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2003 with the Company’s management;

•	discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors, those matters required to be discussed by SAS 90 (Codification of Statements on Auditing Standards, AU sec.380); and

•	received the written disclosure and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), considered whether the provisions of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence, and discussed with PricewaterhouseCoopers LLP its independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2003.

Fees Billed to the Company by PricewaterhouseCoopers LLP during

Fiscal 2003 and 2002

Fees billed or expected to be billed by PricewaterhouseCoopers LLP for each of the last two years are listed in the following table. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.

Year Ended December 31	Audit Service Fees	Audit Related Fees	Tax Fees	All Other Fees
2003	$1,027,005	$80,000	$174,776	$11,572
2002	$1,075,510	$489,600	$130,900	$405,939

Audit service fees include fees for services performed to comply with Generally Accepted Auditing Standards (GAAS), including the recurring audit of the Company’s consolidated financial statements. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, such as procedures related to consents and assistance with a review of documents filed with the Securities and Exchange Commission (SEC).

Audit-related fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions and fees related to general assistance with implementation of the SEC and Sarbanes-Oxley Act of 2002 requirements.

Tax fees primarily include fees associated with tax compliance, tax consulting, as well as domestic and international tax planning.

All other fees primarily include fees associated with certain agreed upon procedures services in 2003 and actuarial services and consulting in 2002. PricewaterhouseCoopers LLP previously was the actuarial service provider for Grove’s domestic postretirement benefit plans. These fees were incurred for acquisition accounting and post-acquisition final valuation actuarial services required for fiscal 2002. The Company transitioned to an alternative services provider for these acquired plans in 2003.

The Company’s policy and procedures for pre-approval of non-audit services to be performed by the company’s independent public accountants are set forth in Section III of the Audit Committee Charter. A copy of the Audit Committee Charter is attached as Appendix B and may be viewed on the Company’s website: www.manitowoc.com. All services performed by PricewaterhouseCoopers LLP that are encompassed in the audit related fees, tax fees and all other fees were approved by the Audit Committee in advance in accordance with the pre-approval policy and process set forth in the Audit Committee Charter.

Independent Public Accountants

In accordance with the recommendation of the Audit Committee, and at the direction of the Board of Directors, the Company has retained PricewaterhouseCoopers LLP as its independent public accountants for the fiscal year ending December 31, 2004. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she desires to do so.

Audit Committee

Dean H. Anderson, Chairman

James L. Packard

Gilbert F. Rankin, Jr.

Robert C. Stift

9.	REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee provides assistance to the Board of Directors in fulfilling its responsibility to achieve the Company’s purpose of maximizing the long-term total return to shareholders by ensuring that officers, directors and employees are compensated in accordance with the Company’s philosophy, objectives, and policies. The Compensation Committee reviews and approves compensation and benefits policies, strategies, and pay levels necessary to support corporate objectives and provides an annual report on executive compensation for inclusion in the corporation’s proxy statement, in accordance with applicable rules and regulations.

Executive compensation consists of the following components:

•	Base salary compensation;
•	Short-term incentive compensation (the Economic Value Added Bonus Plan);
•	Long-term incentive compensation (the 1995 Stock Plan and 2003 Incentive Stock and Awards Plan);
•	Deferred Compensation Plan;
•	Supplemental Executive Retirement Plan; and
•	RSVP Profit Sharing Plan

Base Salary

Base salary compensation is set to be competitive with comparable positions at other durable goods manufacturing companies of similar size. The Committee references survey data of comparable companies obtained from a major compensation and benefits consulting firm and sets proposed base salaries at a level about equal to the midpoint of the survey data. Base salaries of individual executive officers can vary from this salary benchmark based on a subjective analysis of such factors as the scope of the executive officer’s experience, current performance and future potential, along with the Company’s financial performance.

The Economic Value Added Compensation Program

The EVA Plan is an incentive compensation program, first effective during the 1994 fiscal year, which provides for annual bonuses for all executive officers of the Company along with certain other officers and key employees of the Company and its subsidiaries, if their performance adds value for the Company’s shareholders. The Committee’s objective under the EVA Plan is to provide an incentive share portion of compensation which will result in higher total compensation opportunities than the median total compensation of peer companies in years in which the Company performs well. Similarly, the incentive share portion of compensation payable to EVA Plan participants is expected to result in lower total compensation opportunities than the median total compensation of comparable companies in years in which the Company performs poorly.

Bonuses payable under the program are determined based on improvements in Economic Value Added (“EVA”), which is a technique developed by Stern Stewart & Co., a financial consulting firm based in New York, that measures the economic profit generated by a business. EVA is equal to the difference between (i) net operating profit after tax, defined as operating earnings adjusted to eliminate the impact of, among other things, certain accounting charges such as amortization of good-will and bad debt reserve expenses, and (ii) a capital charge, defined as capital employed times the weighted average cost of capital.

Participants are divided into eleven classifications which have target bonus levels ranging from 2% to 75% of base salary. It is intended that the assignment of a particular classification correspond with a position’s relative effect on the Company’s performance.

Under the EVA Plan as amended, bonuses are awarded to each Plan participant based on the improvement in EVA for the participant’s business unit. To measure the improvement (or deterioration) in EVA, an EVA target is set yearly for each business unit. The Target EVA for an upcoming year is based on the prior fiscal year’s actual EVA plus the expected improvement in EVA for the current fiscal year. If the actual EVA for a given year is in excess of the target EVA for the year, the bonus calculation will produce an amount in excess of the participant’s target bonus. If the annual improvement in EVA is less than the targeted improvement, the bonus calculation will produce an amount less than the individual’s target bonus. Bonuses payable under the EVA Plan are not subject to any minimum or maximum. In fiscal 2003, the performance of the Company and its business units resulted in Plan compensation ranging from a negative 255% to a positive 431% of their targets.

In order to encourage a long-term commitment by executive officers and other key employees to the Company, the EVA Plan provides that if the bonus calculation for a given year produces an amount in excess of the participant’s target bonus, the excess amount will be placed in a “bonus bank” for the participant. A bonus bank account is also considered “at risk” in the sense that if EVA performance for a given year results in a bonus calculation for a given year that is negative, the participant’s bonus bank balance is reduced by the negative amount. It is possible that a participant may have a negative bank balance. A participant is not required to repay negative bonus bank balances.

If the participant began the year with a bank balance that was zero or positive, the participant’s bonus and bonus bank payable for that year would consist of the participant’s bonus earned up to the target bonus, plus one third of the participant’s positive bank balance (after adding to the bank balance the amount of any positive bonus earned in excess of the target bonus or subtracting from the bank balance the amount negative bonus earned for the year, as the case may be) for the year.

The EVA Plan was amended in July 2002 revising the method for determining the bonus pay out and the bank balance pay out if the participant began the year with a bank balance that was negative. If the participant began the year with a negative bank balance, but the EVA performance for the year resulted in a positive bonus calculation for the year, the participant’s bonus and bank balance payable for that year would consist of one hundred percent of the bonus earned up to the target bonus, plus one half of any bonus earned above 100% of the target, plus one third of any positive bonus bank balance (after adding to the bank balance the amount of any positive bonus earned in excess of the target bonus for the year or subtracting from the bank balance the amount negative bonus earned for the year, as the case may be) for the year.

In addition, as amended in July 2002, once a participant has been in the EVA plan for three consecutive years, at the end of each year the participant will be paid the lesser of the ending bank balance of the bank balance at the end or the third prior year. In the event that a participant voluntarily terminates employment with the Company, the bonus bank balance is subject to forfeiture.

The 1995 Stock Plan

The Manitowoc Company, Inc. 1995 Stock Plan, provides that incentive stock options, non-qualified stock options, restricted stock, and limited stock appreciation rights may be granted to key employees of the Company. In fiscal 2003, stock options to purchase a total of 185,900 shares were granted to certain key employees selected by the Committee. The options vest in 25% increments annually beginning two years after the date of grant and are fully exercisable five years after such date. In 2001 the Stock Plan was amended by the Board of Directors to (i) clarify that options granted may be transferred by a participant during his or her lifetime, only to his or her immediate family members, trusts for the exclusive benefit of such immediate family members or partnerships in which such immediate family members are the only partners; and (ii) provide that if the employment of a participant terminates as a result of the participant’s death or disability, all options held by the participant which were not vested at that time, will immediately be fully vested.

The 2003 Incentive Stock and Awards Plan

The Manitowoc Company, Inc. 2003 Incentive Stock and Awards Plan (the “2003 Stock Plan”) is designed to attract and retain executives, key employees, consultants and advisors of outstanding training, experience and ability; increase shareholder value; provide motivation by means of performance-related incentives to achieve performance goals; and enable participants to share in the growth and financial success of the Company. The 2003 Stock Plan provides for both short-term and long-term incentive awards and provides that incentive stock options, non-qualified stock options, limited stock appreciation rights, restricted stock, or performance share awards (collectively referred to as “Stock Plan Awards”) may be granted to such officers, key employees, consultants or advisors of the Company or any of its affiliates as the Compensation Committee selects. The maximum number of shares available for Stock Plan Awards is 3,000,000, subject to adjustment for stock splits, stock dividends, and certain other transactions or events affecting the Company Common Stock. As to awards that are restricted stock, performance units or performance shares that are paid in shares or the value of which is based on the fair market value of shares, the Company may not issue or make payment as to more than 1,000,000 shares in the aggregate.

In fiscal 2003, no awards were made under the 2003 Stock Plan.

The 2003 Stock Plan authorizes the Committee to establish rules and regulations as it may deem appropriate for the proper administration of the 2003 Stock Plan, to make determinations under and interpretations of the 2003 Stock Plan, and to take other steps in connection with the 2003 Stock Plan and awards under the 2003 Stock Plan as it may deem necessary or advisable. Subject to the terms of the 2003 Stock Plan, the Committee may waive any restrictions or conditions applicable to any Stock Plan Award or the exercise of an award, and the Committee may modify, amend, or cancel any of the other terms and conditions applicable to an award by mutual agreement between the Committee and the participant or any other person with an interest in the award, so long as any amendment or modification does not increase the number of shares issuable under the 2003 Stock Plan. The Board may also exercise any authority granted to the Committee except to the extent that the grant or exercise of authority by the Board would cause any qualified performance-based award to cease to qualify for exemption under Internal Revenue Code section 162(m). The Committee has sole discretion to alter selected performance goals under the 2003 Stock Plan, subject to shareholder approval, to the extent required to qualify an award for the performance-based exemption provided by Code section 162(m) and, if the Committee determines advisable, to grant an award which does not qualify for that exemption. The Board may, from time to time, amend, modify or terminate the 2003 Stock Plan or any outstanding award under the 2003 Stock Plan as necessary or desirable, subject to certain limitations.

Deferred Compensation Plan

The Deferred Compensation Plan is intended to attract and retain well-qualified persons for service as non-employee directors of the Company or as key employees and to promote identity of interest between the Company’s non-employee directors and key employees and its shareholders by encouraging investment in the common stock of the Company (“Company Stock”). Eligibility is limited to non-employee directors and key employees of the Company. Compensation deferral is permitted until death, disability, termination of service as a director or employee, a date specified by the participant, or the earlier of any such date to occur.

Deferred amounts are accounted for in one or more bookkeeping accounts maintained pursuant to the Deferred Compensation Plan. The value of each such account is based on the performance of a specific investment. The investments associated with bookkeeping accounts under the Deferred Compensation Plan include Company Stock in the Company Stock Fund and selected mutual funds, which are also used in the Company 401(k) Retirement Plan for the Money Market Fund, Bond Fund, Balanced Fund, S & P 500 Index Fund, Equity Fund, Small Cap Fund, Mid Cap Growth Stock Fund, and International Stock Fund. Participants have no rights as shareholders pertaining to Company Stock units credited to their accounts under the Company Stock Fund. Effective March 31, 2002, transfers between the Company Stock Fund and any other Fund are not permitted. Transfers between the other Funds may only be made in accordance with plan rules. Distributions from the Company Stock Fund are required to be made in Company Stock, except fractional shares may be paid in cash.

Although not a requirement of the Deferred Compensation Plan, a director may elect to defer in whole percentages all or any of their compensation. All directors are encouraged (but not required) to defer 50% of their compensation to the Company Stock Fund. Compensation, for purposes of a non-employee director, means retainer fees paid for services as a member of the Board of Directors and for service on any Board committee, including attendance fees.

A key employee participant may elect to defer, in whole percentages, up to 40% of regular pay and up to 100% of incentive bonuses. Credits to deferred compensation accounts for key employees (but not non-employee directors) will also include a contribution equal to the amount of deferred compensation of the key employee for the plan year (subject to a maximum of 25% of eligible compensation) multiplied by the rate of fixed and variable profit sharing contributions that the participant has received from the Company for the year under the 401(k) Retirement Plan plus one percent. Key employee participants are not required to direct any minimum amount of deferred compensation into the Company Stock Fund.

The Board of Directors may at any time terminate or amend the Deferred Compensation Plan, except that no termination or amendment may reduce any account balance accrued on behalf of a participant based on deferrals already made or divest any participant of rights to which such person would have been entitled if the Deferred Compensation Plan had been terminated immediately prior to the effective date of such amendment. No amendment may become effective until shareholder approval is obtained if the amendment materially increases the benefits accruing to participants under the Deferred Compensation Plan, materially increases the aggregate number of shares of Common Stock that may be issued under the Deferred Compensation Plan, or materially modifies the eligibility requirements for Deferred Compensation Plan participation. There is no time limit on the duration of the Deferred Compensation Plan. Upon a change in control (as defined in the Deferred Compensation Plan), all restrictions on the distribution of deferred compensation will be automatically terminated and the participant would promptly receive the full balance of his/her account.

Supplemental Executive Retirement Plan

Under Manitowoc’s Supplemental Retirement Plan, eligible executives are entitled to receive retirement benefits equal to 55% of their five year final average pay at normal retirement (age 65). Benefits under the plan are computed by averaging a participant’s final five years of base salary (including elective deferrals) and bonus awards payable for each year (bonus plus LTIP pay outs for the year). Benefits are computed using a straight-life annuity and are not reduced for social security or other offsets.

RSVP Profit Sharing Plan

The purpose of the RSVP Profit Sharing Plan is to provide employees and the company with the opportunity to build retirement savings. The plan has three basic components:

1.	The 401(k) Savings Feature allows employees to set aside a portion of their eligible compensation on a pretax basis for retirement. Employee contributions are limited to the IRS maximum contribution allowed. Beginning in 2003 employees under the age of 50 were allowed a maximum contribution of $12,000 and employees over the age of 50 were allowed a maximum contribution of $14,000. Eligible compensation includes wages, bonus, overtime, etc. The IRS limit on eligible compensation used for plan contributions for 2003 was $200,000.

2.

The Company Matching Feature provides for a tiered match of up to 6% of pay. The plan matches 100% of the first 3% of pay that is contributed and then 50% on the next 3% of pay that is contributed. The matching contribution formula qualifies the plan for safe harbor treatment. Safe harbor treatment means that the plan automatically meets regulations designed to prevent it from favoring highly compensated employees. The match is no longer restricted to the Manitowoc Company Stock Fund effective January 1, 2001.

3.	The Retirement Plan Feature provides an annual company contribution of at least 3% of eligible compensation, contributed as a money purchase pension account. The plan also provides a variable profit sharing contribution dependent on EVA performance as a whole company. The employee does not need to participate in the 401(k) portion of the plan to be eligible to receive a contribution under the Retirement Plan Future.

There are thirteen different investment vehicles in which employees may choose to invest their retirement plan account. They include the Capital Preservation Fund, the Fixed Income Fund, the Conservative Growth Balanced Fund, the Moderate Growth Balanced Fund, the Aggressive Growth Balanced Fund, the Large-Cap Value Fund, the Large-Cap Core Fund, the Mid-Cap Value Fund, the Mid-Cap Core Fund, the Mid-Cap Growth Fund, the Small Cap Value Fund, the International Fund, and The Manitowoc Company Stock Fund.

The plan is designed for long-term retirement savings. Therefore, distribution from the plan is allowed only upon the participant’s retirement, disability, death or termination of employment. At that time, the participant may take a cash distribution, roll the account to another qualified plan or an IRA, or purchase an annuity. In the case of the participant’s death, payment is made to the beneficiary. The plan does have a hardship withdrawal feature and a loan feature.

Chief Executive Officer Compensation

The factors used to determine the annual base salary and incentive compensation for Mr. Terry D. Growcock, the Company’s Chief Executive Officer (“CEO”), are the same as those described above for all executive officers. Mr. Growcock’s base salary during fiscal year 2003 was $700,000, which the Compensation Committee determined to be appropriate based upon the midpoint salary compensation of other CEOs of similarly sized durable goods manufacturing companies (as determined by the above-mentioned salary survey data) as well as a subjective evaluation of Mr. Growcock’s individual performance and the Company’s overall performance.

Mr. Growcock’s EVA target bonus level for fiscal 2003 was 75% of base salary. As a result of the Company achieving positive EVA plan results in 2003, Mr. Growcock was paid incentive compensation of $518,700 and $0.00 was added to his bonus bank. During fiscal 2003 Mr. Growcock was not granted awards under the 1995 Stock Plan or the 2003 Incentive Stock and Awards Plan.

Tax Deductibility Of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the Company’s federal income tax deduction to $1,000,000 per year for compensation to its CEO and any of its four other highest paid executive officers. Qualified performance-based compensation is not, however, subject to the deduction limit, provided certain requirements of Section 162(m) are satisfied. Certain awards under the proposed 1995 Stock Plan are intended to qualify for the performance-based compensation exception under Section 162(m). It is the Committee’s intent to preserve the deductibility of executive compensation to the extent reasonably practicable and consistent with the best interests of the Company and its shareholders.

Compensation Committee

Robert S. Throop, Chairman

Virgis W. Colbert

James L. Packard

Keith Nosbusch

Robert C. Stift

10.	PERFORMANCE GRAPH

The following graph sets forth the cumulative total shareholder return, including reinvestment of dividends on a quarterly basis, on Common Stock during the preceding five fiscal years, as compared to the cumulative total returns of the Standard and Poor’s (“S&P”) 500 Composite Stock Index and the S&P Diversified Machinery Stock Index. The graph assumes $100 was invested on December 31, 1995 in Common Stock, the S&P 500 Composite Stock Index and the S&P Diversified Machinery Stock Index.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

THE MANITOWOC COMPANY, INC.; S&P 500;

AND THE S&P 600 INDUSTRIAL MACHINERY INDEX

11.	CONTINGENT EMPLOYMENT AGREEMENTS

The Company has entered into Contingent Employment Agreements (the “Contingent Employment Agreements”) with Messrs. Growcock, Tellock, Musial, Kraus, and Wood, and certain other key executives and employees of the Company and certain subsidiaries. The Contingent Employment Agreements provide generally that in the event of a “change-in-control” of the Company, as defined therein, each executive will continue to be employed by the Company for a period of from one to three years thereafter. Under the Contingent Employment Agreements, each executive will remain employed at the same position held as of the change-in-control date, and will receive a salary at least equal to the salary in effect as of such date, plus all bonuses, incentive compensation, and other benefits extended by the Company to its executive officers and key employees. After a change-in-control, the executive’s compensation would be subject to upward adjustment at least annually based upon his contributions to the Company’s operating efficiency, growth, production, and profits. Each Contingent Employment Agreement terminates prior to the end of the applicable employment period, if the executive first attains the age of 65, voluntarily retires from the Company, or is terminated by the Company “for cause,” as defined in the Contingent Employment Agreement. In the event the executive is terminated by the Company without cause, the executive would be entitled to receive a monthly amount equal to the base salary and benefits the executive would have otherwise been paid but for the termination, and the annual incentive compensation the executive would have otherwise been paid but for the termination, through the end of the applicable employment period. In the event the executive is terminated by the Company for cause, the executive is only entitled to the salary and benefits accrued and vested as of the effective date of the termination. A Contingent Employment Agreement is terminable by either party at any time prior to a change-in-control. There are two categories of Contingent Employment Agreements. These categories are:

Level A. This category provides, in addition to the other general rights that are common among all the Contingent Employment Agreements, (i) the executive has the right to terminate his or her employment at any time within ninety days following a change-in-control and receive an immediate payout essentially equal to three times the executive’s base salary and three times the executive’s average incentive compensation over the previous three years, (ii) if any of the payments to the executive constitute an “excess parachute payment” under Section 4999 of the Internal Revenue Code, the Company will pay the executive an amount necessary to offset any excise tax or additional taxes resulting from the payment of any excess parachute payment, and (iii) if the executive exercises his/her rights outlined in clause (i) above, the executive will be prohibited from competing with the Company for the balance of the three year period.

Level B. The Level B form is the basic Contingent Employment Agreement without the special rights and non-competition obligations described above for the Level A form. The employment period for executives under the Level B form may be for any agreed upon period up to three years.

Mr. Growcock, Mr. Musial and Mr. Wood have Contingent Employment Agreements with the rights described in Level A. Mr. Kraus and Mr. Tellock have Contingent Employment Agreements with the rights described in Level B, with a 3-year employment period.

12.	MISCELLANEOUS

Other Matters

Management knows of no business which will be presented for action at the Annual Meeting other than as set forth in the Notice of Annual Meeting accompanying this Proxy Statement. If other matters do properly come before the Annual Meeting, proxies will be voted in accordance with the best judgment of the person or persons exercising authority conferred by such proxies.

Shareholder Proposals

Shareholder proposals for the Annual Meeting of Shareholders in 2005 must be received no later than December 9, 2004 at the Company’s principal executive offices, P.O. Box 66, Manitowoc, Wisconsin 54221-0066, directed to the attention of the Secretary, in order to be considered for inclusion in next year’s Annual Meeting proxy material under the Securities and Exchange Commission’s proxy rules.

Under the Company’s Bylaws, written notice of shareholder proposals for the 2004 Annual Meeting of Shareholders of the Company which are not intended to be considered for inclusion in next year’s Annual Meeting proxy material (shareholder proposals submitted outside the processes of Rule 14a-8) must be received not less than 50 nor more than 75 days prior to such Annual Meeting, directed to the attention of the Secretary, and such notice must contain the information specified in the Company’s Bylaws.

Annual Report

A copy (without exhibits) of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2003 has been provided with this Proxy Statement. It is also available through the Company’s website: www.manitowoc.com. In addition, the Company will provide to any shareholder, without charge, upon written request of such shareholder, an additional copy of such Annual Report. Such requests should be addressed to Maurice D. Jones, Vice President, General Counsel and Secretary, The Manitowoc Company, Inc., P.O. Box 66, Manitowoc, Wisconsin 54221-0066.

Householding Information

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and Proxy Statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings. If you and other shareholders of record with whom you share an address currently receive multiple copies of Annual Reports and/or Proxy Statements, or if you hold stock in more than one account and in either case, you wish to receive only a single copy of the Annual Report or Proxy Statement for your household, please contact Maurice D. Jones, Vice President, General Counsel and Secretary (in writing: The Manitowoc Company, Inc., 2400 South 44th Street, P.O. Box 66, Manitowoc, Wisconsin 54221-0066 by telephone: 920-652-1741) with the names in which all accounts are registered. If you participate in householding and wish to receive a separate copy of the 2004 Annual Report or this Proxy Statement, please contact Maurice D. Jones at the above address or phone number. We will deliver the requested documents to you promptly upon your request. Beneficial shareholders can request information about householding from their banks, brokers or other holders of record.

It is important that proxies be returned promptly. Whether or not you expect to attend the Annual Meeting in person, you are requested to complete, date, sign, and return the proxy card as soon as possible.

By Order of the Board of Directors

MAURICE D. JONES

Vice President, General Counsel and Secretary

Manitowoc, Wisconsin

April 8, 2004

Appendix A

CORPORATE GOVERNANCE GUIDELINES

OF

THE MANITOWOC COMPANY, INC.

The following Corporate Governance Guidelines have been adopted by the Board of Directors of The Manitowoc Company, Inc. (the “Company”) in order to set forth internal Board policies and procedures. As such, these Corporate Governance Guidelines reflect the Board’s current guidelines with respect to Board composition and practice and are subject to change from time to time. These Corporate Governance Guidelines do not establish legal duties of the Board or any Committee.

Mission of the Board

The Board is a representative of the Company’s shareholders, as a whole, for the long-term well being of the enterprise. Stated broadly, the principal responsibility of a director is to promote the best interests of the Company and its shareholders in general in directing the Company’s business and affairs.

Board Job Description

In managing the business and affairs of the Company, the Board should (without limitation):

1.	Select, regularly evaluate and, if necessary, replace the Chief Executive Officer.

2.	Review the Chief Executive Officer’s recommendation as to who should serve as the other officers of the Company and periodically evaluate with the Chief Executive Officer, the performance of those officers.

3.	Elect, and, if necessary, remove and replace the officers of the Company.

4.	Determine the compensation of the officers of the Company.

5.	Actively review succession planning and organization development.

6.	Actively review and, where appropriate, endorse the financial objectives, major strategies, and plans of the Company.

7.	Review the financial performance of the Company.

8.	Provide advice and counsel to the Chief Executive Officer and other officers of the Company.

9.	Select and recommend to shareholders for election an appropriate slate of candidates for the Board and evaluate Board processes and performance.

10.	Ensure that the Company maintains and complies with a code of business conduct and ethics.

11.	Review the adequacy of policies, systems, processes, and controls relating to compliance with applicable laws, regulations, and standards of appropriate behavior.

12.	Abide by the Corporate Governance Guidelines and Policies.

Guidelines and Policies

In performing its duties and responsibilities, the Board and its committees will abide by the following guidelines and policies:

1.	Independent directors must comprise a majority of the Board.

2.	The Board shall designate an Audit Committee, a Compensation Committee, a Corporate Governance Committee and such other committees or subcommittees as the Board may deem necessary or appropriate from time to time.

3.	Each of the Audit, Compensation and Corporate Governance Committees shall be comprised entirely of independent directors, and will maintain a committee charter setting forth, at a minimum, the requirements for such charter set forth in the New York Stock Exchange rules. Each committee will make such reports to the Board as the Board may request.

(a)	Audit Committee. The Audit Committee shall consist of not less than three independent directors and shall assist the Board in fulfilling its oversight responsibilities. The current charter of the Audit Committee is attached as Exhibit A to these Corporate Governance Guidelines. Exhibit A will be replaced from time to time with the then existing charter of the Audit Committee.

(b)	Compensation Committee. The Compensation Committee shall consist of not less than three independent directors and shall assist the Board in fulfilling its responsibility to achieve the Company’s purpose of maximizing the long-term total return to shareholders, in part by ensuring that officers, directors and employees are compensated in accordance with the Company’s philosophy, objectives, and policies. The charter of the Compensation Committee is attached as Exhibit B to these Corporate Governance Guidelines. Exhibit B will be replaced from time to time with the then existing charter of the Compensation Committee.

(c)	Corporate Governance Committee. The Corporate Governance Committee of the Board of Directors shall be composed of not less than three independent directors and shall assist the Board in fulfilling its corporate governance responsibilities. The charter for the Corporate Governance Committee is attached as Exhibit C to these Corporate Governance Guidelines. Exhibit C will be replaced from time to time with the then existing charter of the Corporate Governance Committee.

4.	A director will be deemed “independent” only if he or she meets the requirements of independence under the New York Stock Exchange rules, and the following criteria:

(a)	The Board affirmatively determines the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

(b)	At no time during the three year period prior to the time in question, was the director, an employee of the Company, or was a member of the director’s immediate family has been an executive officer of the Company. For purposes of the foregoing, employment as an interim Chairman or CEO will not disqualify the director from being considered independent.

(c)	At no time during the three year period prior to the time in question, did the director or any member of the director’s immediate family receive, in any twelve month period, more than

$100,000 in direct compensation from the Company. For the purpose of the foregoing, the following compensation and fees will not be counted toward the $100,000 limitation:

(i)	Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
(ii)	Compensation received by the director for service as an interim Chairman or CEO; and
(iii)	Compensation received by an immediate family member for service as a non-executive employee of the Company.

(d)	At no time during the three year period prior to the time in question, was the director or any member of the director’s immediate family affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company.

(e)	At no time during the three year period prior to the time in question, was the director or any member of the director’s immediate family employed as an executive officer of a company where any of the Company’s (Manitowoc’s) executives at the current time in question, serve on such other company’s compensation committee.

(f)	At no time during the three year period prior to the time in question, did a company as to which at the time in question the director is an employee or executive officer or as to which at the time in question a member of the director’s immediate family is an executive officer, make payments to or receive payments from the Company (Manitowoc) for property or services in an amount in excess of the greater of $1 million or 2% of such other company’s consolidate gross revenue. For purposes of the foregoing, both the payments and the consolidated gross revenues to be measured should be those reported in the last completed fiscal year.

5.	Non-management directors shall meet in executive session (without management) at each regular Board meeting. The chairperson of the Corporate Governance Committee will serve as the presiding director for the executive session. If for any reason the chairperson of the Corporate Governance Committee is unable to attend or perform the presiding role at a particular executive session, he/she shall designate the chairperson of either the Compensation Committee or the Audit Committee to assume the role of the presiding director for the particular executive session.

6.	Except as otherwise permitted by law, rule or regulation, director’s fees are the only fees that a non-management director may receive from the Company. Such fees may be in cash and/or company stock or options or other in-kind consideration available to all non-management directors, as well as other regular benefits made available to non-management directors from time to time. The amount of director compensation shall be consistent with that which is customary for directors of public corporations similar in size and scope to the Company. Non-management directors must receive at least 50% of their compensation in the form of company stock or stock equivalent units. In addition, the directors will participate in a Company stock option program.

7.	All non-management directors should have a substantial investment in the common stock of the Company, but without a specific individual target.

8.	The Corporate Governance Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates and any independent third party professional consultant used in the evaluation process for directors wishing to stand for re-election. Such authority shall include the sole authority to approve the search firm’s and third party professional’s fees and other retention terms.

9.	The Audit Committee shall have sole authority to hire and fire independent auditors, and to approve any significant non-audit relationship with the independent auditors.

10.	The Compensation Committee shall have sole authority to retain and terminate any consulting firm to assist in the evaluation of director, CEO or senior executive compensation. Such authority shall include the sole authority to approve the consulting firm’s fees and the other terms of the engagement.

11.	The Company shall maintain an internal audit function.

12.	Shareholders will be given the opportunity to vote on all equity-compensation plans other than inducement options, plans relating to mergers or acquisitions and tax qualified and excess benefit plans.

13.	The Company shall maintain a code of business conduct and ethics.

14.	No director will stand for reelection if he/she will have reached the age of 72 by the date of the next Annual Meeting. Furthermore, directors will resign from the board at the first annual meeting held after reaching the age of 72.

15.	A director shall notify the Corporate Governance Committee chairperson of any substantive change in employment status such as promotion, separation, retirement or change of control. Such advice will be considered when the director is evaluated for re-nomination.

16.	Any incumbent director recommended by the Corporate Governance Committee for re-nomination must be approved by the Board by the affirmative vote of at least two-thirds of the directors present (excluding the incumbent) at a meeting in which a quorum is present.

17.	Qualified directors should generally meet the following expectations:

(a)	A director should have the education, business experience and current insight necessary to understand the Company’s business and be able to evaluate and give long-term direction and guidance for the success of the enterprise.

(b)	A director should be cognizant that his/her primary responsibility is to represent the interests of the Company and its shareholders, while also being attuned to the needs of the Company’s employees and the communities in which it operates.

(c)	A director should have the interest and the time available to be involved with the Company over a sustained period.

(d)	A director should commit to attend at least 75% of all scheduled Board and committee meetings and should come to those meetings adequately prepared and ready to fully participate.

(e)	An outside director should have the strongest measure of independence and strength of conviction while at the same time leaving behind personal prejudice so as to be open to other points of view from fellow directors.

(f)	A director should have the necessary business or professional stature to represent the Company before the public, its shareholders and other individuals and groups that affect the Company’s business.

(g)	A director should have the willingness and ability to objectively and constructively appraise the performance of management and, when necessary, recommend appropriate changes.

(h)	A director should not be involved in any activity or interest that might conflict with his/her fiduciary responsibility to the Company and its shareholders.

18.	All new directors will participate in a new director orientation program, which will be established and administered under the direction of the Corporate Governance Committee. Continuing directors who are not currently serving as officers of other public companies should endeavor to participate in a minimum of 8 hours of seminars and educational opportunities per year in an area pertinent to the Company or such director’s committee assignment(s).

19.	Committee assignments and committee chairpersons will be reviewed annually by the Chief Executive Officer and Corporate Governance Committee and rotated periodically (approximately every 3 to 6 years) consistent with the directors’ interests, areas of expertise and regulatory requirements. However, it is desirable that a committee chairperson who is stepping down from the chair position remain as a committee member for at least one additional year in order to facilitate a smooth transition and that a new chairperson has at least one year of experience on the committee.

20.	Individual directors shall be permitted to contact management as often as such director deems necessary to fulfill his duties and obligations as a Board and committee member.

21.	The Company shall facilitate access by the Board and/or its committees to such independent advisers as the Board and/or its committees may deem necessary or appropriate from time to time.

22.	The Company shall not make any material charitable contributions to organizations in which a director is affiliated or enter into consulting contracts with (or provide other indirect compensation to) a director.

23.	The Board shall conduct a self-evaluation annually to evaluate whether it and its committees are functioning effectively. The Corporate Governance Committee shall establish the form and process for the self-evaluation.

24.	The Board will review the annual succession planning process, establish policies and principles for CEO selection and have defined emergency plan of succession in the event of a sudden or unexpected departure or absence of the CEO.

25.	All directors are strongly encouraged to attend all annual shareholder meetings of the Company.

Shareholder Communications to the Board of Directors

If any shareholder desires to communicate with the Board of Directors or any member of the Board of Directors, the shareholder may send such communication in writing to the Company to the attention of the Director of Investor Relations and/or the General Counsel. Such communication must include the following information in order to be considered for forwarding on to the Board of Directors or the applicable director:

1.	The name, address, and phone number of the shareholder.

2.	The number of shares owned by the shareholder and the length of time that such shares have been beneficially owned.

3.	The identity of the director or directors for whom such communication is intended.

4.	The address where any reply or questions may be sent by the Company, the Board or any Board member.

5.	Whether such shareholder requests that the Company let the shareholder know whether or not such communication has been forwarded to the Board or the particular Board member.

6.	Such other information that the Company may subsequently request in order to verify the foregoing information or to clarify the communication.

Any communication which the Company’s Director of Investor Relations or General Counsel determines, in his or her discretion, to be or to contain any language which is offensive or to be dangerous, harmful, illegal, illegible, not understandable or nonsensical, may, at the option of such person, not be forwarded to the Board or any particular director. Any communication from a shareholder shall not be entitled to confidential treatment and may be disclosed by the Company or by any Board member as the Company or the Board member sees fit. Neither the Company nor the Board nor any Board member shall be obligated to send any reply or response to the shareholder, except to indicate to the shareholder (but only if the shareholder specifically requested such an indication) whether or not the shareholder’s communication was forwarded to the Board or the applicable Board member.

Appendix B

THE MANITOWOC COMPANY, INC.

AUDIT COMMITTEE CHARTER

I.	PURPOSE

The purpose of the Audit Committee is (A) to assist the Board of Directors in fulfilling its oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements; (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s internal audit function and independent auditors, (5) the Company’s compliance with ethical standards established by law, rule, regulation and Company policy, and (6) the Company’s disclosure processes and procedures; and (B) prepare the report that SEC rules require be included in the Company’s annual proxy statement.

II.	ORGANIZATION OF THE AUDIT COMMITTEE

The Audit Committee shall consist of at least three active members of the Board, each of whom shall be independent. An audit committee member will be deemed “independent” only if he or she meets the criteria for independence for directors and audit committee members set forth in the Corporate Governance Guidelines of the Company and in applicable laws, rules and regulations.

An audit committee member may not be an affiliated person of the Company and may not receive (directly or indirectly) any compensation from the Company other than director fees and such other compensation permitted by law, rule or regulation. Permitted fees may be in cash and/or company stock or options or other in-kind consideration ordinarily made available to other directors of the Company, as well as other regular benefits that other directors receive.

The members and the chairman of the Audit Committee shall be determined by the Board taking into account the recommendation of the Chief Executive Officer and the Corporate Governance Committee. Membership on the Audit Committee and the chairperson appointment will be reviewed annually by the Chief Executive Officer and Corporate Governance Committee and rotated periodically (approximately every 3 to 6 years) consistent with the directors’ interests, areas of expertise and regulatory requirements. It is desirable that the Audit Committee chairperson who is stepping down from the chair position remain as an Audit Committee member for at least one additional year in order to facilitate a smooth transition and to endeavor to ensure that the new chairperson has at least one year of experience. The Audit Committee may designate a committee secretary who may be a committee member, an officer of the Company, the Company controller, assistant controller or internal audit director or manager.

All members of the Audit Committee shall be financially literate i.e. shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall meet the requirements of a “financial expert” established by the SEC and applicable law which currently provide that the person shall have the following attributes:

•	An understanding of generally accepted accounting principles and financial statements;
•	The ability to assess the general application of such principles in connection with the accounting of estimates, accruals and reserves;
•	Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;
•	An understanding of internal controls and procedures for financial reporting; and
•	An understanding of audit committee functions.

Additionally, the SEC rules require that the person must have acquired the foregoing attributes through:

•	Education and experience and a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;
•	Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;
•	Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or
•	Other relevant experience.

III.	POLICIES

(a)	The Audit Committee shall be directly responsible for the appointment, compensation, and oversight of the work of any public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work and each such firm shall report directly to the Audit Committee.

(b)	The Audit Committee shall have sole authority to hire and fire independent auditors and to approve any significant non-audit relationship with the independent auditors.

(c)	The Company’s independent auditor may not provide to the Company, contemporaneously with the audit, any of the following non-audit services:
(i)	Bookkeeping or other services related to accounting and control.
(ii)	Financial information systems design and implementation.
(iii)	Appraisal or valuation services, fairness opinions or contribution-in-kind reports.
(iv)	Actuarial services.
(v)	Internal audit outsourcing services.
(vi)	Management function or human resources services.
(vii)	Broker or dealer, investment advisor, or investment banking services.
(viii)	Legal services and expert services unrelated to the audit.
(ix)	Any other services that the Accounting Oversight Board determines, by regulation, are impermissible.

(d)	The Company’s independent auditor may not engage in any non-audit service for the Company, including tax services, that is not described in the preceding paragraph, unless such activity has been approved in advance by the Audit Committee and the approval of such non-audit service to be performed by the Company’s independent auditor is disclosed to investors in the Company’s periodic reports required under Section 13(a) of the Securities Exchange Act of 1934. The Audit Committee may delegate to one or more designated members of the Audit Committee, the authority to grant prepapprovals required by this policy. The decisions of any such designated member must be presented to the full Audit Committee at each of its scheduled meetings.

(e)	The Company will conform to all applicable laws, rules and regulations regarding the rotation of audit partners for public accounting firms that provide audit services to the Company.

(f)	A public accounting firm may not provide audit services to the Company, if a chief executive officer, controller, chief financial officer, chief accounting officer or other person serving in an equivalent position for the Company, was employed by that public accounting firm and participated in any capacity in the audit of the Company during the 1-year period preceding the date of the initiation of the audit.

(g)	The Company shall maintain an internal audit function.

IV.	DUTIES AND RESPONSIBILITIES

The Audit Committee shall meet at least three times a year, and more often as circumstances dictate, with responsibility for the following duties and any others assigned by the Board of Directors from time to time.

The duties of the Audit Committee shall be to:

(a)	Company’s Independent Auditors

(i)	Retain and terminate (with sole authority to do so) the Company’s independent auditors (subject to shareholder ratification if determined by the Board to submit the same to the shareholders), including sole authority to approve all engagement fees and terms.

(ii)	Preapprove all auditing services and non-audit services (other than for such de minimus exceptions allowed by law or regulation) provided to the Company by the Company’s independent auditors.

(iii)	At least annually, obtain and review a report by the Company’s independent auditor describing: (A) the independent audit firm’s internal quality-control procedures; (B) any material issues raised by the most recent internal quality-control review, or peer review, of the independent audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent audit firm, and any steps taken to deal with any such issues; and (C) (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

(iv)	After reviewing the foregoing report and the independent auditor’s work throughout the year, evaluate the qualifications, performance and independence of the Company’s independent auditor. The evaluation should include the review and evaluation of the lead partner of the independent auditor. In making its evaluation, the Audit Committee should take into account the opinions of management and the Company’s personnel responsible for the internal audit function. In addition to assuring the regular rotation of the lead audit partner as provided above by Policy and as required by law, the Audit Committee should further consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself. The Audit Committee will present the conclusions from its evaluation of the Company’s independent auditors, to the full Board.

(v)	Review annually with Company management, the Company’s internal audit function and the Company’s independent auditors, their plans for the scope of the activities to be undertaken by the Company’s independent auditor, including the performance by the Company’s independent auditor of any non-audit services and the fees anticipated to be incurred therefor.

(vi)	Review with the Company’s independent auditor the cooperation received from management during the course of the audit, any audit problems or difficulties and management’s response. This review should include a review of any restrictions on the scope of the independent auditor’s activities or on access to information, a review of any significant disagreements with management, and a discussion of the responsibilities, budget and staffing of the Company’s internal audit function.

(b)	Financial Statements and Information

(i)	Review and discuss in advance with management and the Company’s director or manager of the internal audit function, the Company’s annual report to shareholders, the annual audited financial statements and quarterly financial statements, including all footnotes and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(ii)	Review: (A) the quality and acceptability of the accounting principles applied by the Company in its financial reporting in terms of clarity of disclosures, degree of aggressiveness or conservatism and the underlying estimates and other significant decisions made by management in preparing financial disclosures; (B) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (C) analyses prepared by management and/or the Company’s independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (D) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; (E) and discuss with the Company’s independent auditor, the matters required to be discussed by the Statement on Auditing Standards No. 61; and (F) tax policies and pending tax audits and assessments and where necessary make recommendations to management and the Board.

(iii)	Review and discuss earnings press releases (paying particular attention to any use of “pro-forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies. This may be done generally (i.e. discussion of the types of information to be disclosed and the type of presentation to be made) and the Audit Committee need not discuss in advance each earnings release or each instance in which a company may provide earnings guidance.

(iv)	Discuss policies with respect to risk assessment and risk management. This discussion should include a discussion of the Company’s major financial risk exposures and the steps that Company management has taken to monitor and control such exposures.

(v)	Prepare an annual report of the Audit Committee to the Company’s shareholders as required by applicable laws, rules and regulations.

(vi)	Review the disclosure controls and procedures maintained by the Company designed to ensure that the information required to be disclosed in the periodic and current reports is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms.

(c)	Internal Audit

(i)	See that the Company maintains an active internal audit function.

(ii)	Approve the annual budget for the Company’s internal audit function. The Company’s director/manager of the internal audit shall report to the Board via the Audit Committee.

(iii)	Review and approve the activities of the Company’s internal audit function, their reports of findings resulting from examination of the Company’s records, operations, and systems of internal accounting controls, and matters affecting their performance of the internal audit, including the cooperation received from management during the course of any audit, and the extent of any restrictions that may have affected their examination.

(iv)	Review and approve the appointment, performance and, if applicable, replacement of the Company’s director or manager of the internal audit function.

(v)	Review and approve all material consulting relationships and agreements relating to internal controls and finance for the Company.

(vi)	Review all material transactions or relationships between the Company and any director or officer (other than the ordinary relationship from being a director or employee), or stockholder owning more than 5% of the Company’s common stock (including any family member of the foregoing), and make recommendations to the Board of Directors concerning whether such relationship should continue. See that management has procedures in place to report any transactions or relationships required to by reported by law, rule or regulation.

(vii)	Review expense accounts and executive perquisites of the Company’s senior officers and advise the Board of any concerns.

(vii)	Review extensions of credit or arrangements for extension of credit directly or indirectly by the Company (including through any subsidiary) to any officer and/or director of the Company.

(d)	General

(i)	Review compliance with all of the Policies set forth in this Charter.

(ii)	Review with the director of the Company’s internal audit function and the Company’s independent auditors, their annual audit plans, including the degree of coordination required for their respective plans and the scope of their plans.

(iii)	Review and discuss with the Company’s independent auditors, the annual letter from the Company’s independent auditors relating to any qualifications to the financial statements for the prior year.

(iv)	Meet at least annually with management, independent auditors and those responsible for the internal audit function in separate sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed separately.

(v)	Establish procedures for (A) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (B) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(vi)	Review major information technology projects and plans and the affect that they might have on the Company’s internal controls, and where appropriate recommend approval of such projects and plans to the Board.

(vii)	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors, without seeking Board approval for the same.

(viii)	Set clear hiring policies for employees or former employees of the independent auditors.

(ix)	Report regularly to the full Board. The report should include a review of any issues that have arisen relating to the areas of Board oversight described in the Purpose section above.

(x)	Conduct an annual performance evaluation of the Audit Committee.

(xi)	Annually review the adequacy, quality, depth of staffing and the budget/plan of the Company’s financial, accounting and internal audit personnel.

(xii)	Review material and substantive claims of wrongdoing by shareholders or others against directors, officers, or independent auditors of the Company and advise the Board of any substantive issues.

(xiii)	Review and discuss this Charter at least annually for conformance with applicable laws, rules and regulations and to “benchmark” the charter against those of similar companies.

V.	SEPARATION OF RESPONSIBILITIES

While the Audit Committee has the responsibilities and duties set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disputes or disagreements, if any, between management and the Company’s independent auditor, or to assure compliance with laws and regulations and the Company’s code of business conduct.

Manitowoc

- -

X **Please mark your votes as in this example.**

7831

	FOR	WITHHELD
1. Election of Directors. (see reverse side)	☐	☐

Vote withheld as to the following: ☐ ______________________

PLEASE MARK BOXES IF APPLICABLE

Comments (please see reverse side) ☐

Signature: ______________________ Date: __________ Signature (if held jointly): ______________________ Date: __________

C/O EQUISERVE TRUST COMPANY N.A. P.O. BOX 8983 EDISON, NJ 08818-8983

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

Please mark your votes as in this example.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” Proposal 1 and 2.

The Board of Directors recommends a vote FOR Proposal 1 and 2

PLEASE MARK BOXES IF APPLICABLE

FOR WITHHELD FOR AGAINST ABSTAIN

1. Election of Directors. 2. The approval of Yes, I will attend the Annual Meeting of

(see reverse side) the proposed 2004 Shareholders on Tuesday, May 4, 2004

Non-Employee

Vote Director Stock and Comments (please see reverse side)

withheld Awards Plan.

as to the

following:

Signature:

Date:

Signature (if heldjointly):

Date:

THIS IS YOUR PROXY, YOUR VOTE IS IMPORTANT.

FOR PERSONAL ASSISTANCE IN ANY OF THE FOLLOWING AREAS:

? LOST DIVIDEND CHECKS—ADDRESS CHANGES—LOST OR STOLEN STOCK CERTIFICATES.

? DIVIDEND REINVESTMENT PLAN—Dividends automatically reinvested in your account to purchase additional shares of Manitowoc Common Stock.

? DIRECT DEPOSIT—Have your Manitowoc Company, Inc. yearly dividends electronically deposited into your checking or savings account on dividend payment date.

? VERIFICATION OF THE NUMBER OF MANITOWOC SHARES IN YOUR ACCOUNT.

? NAME CHANGES AND TRANSFER OF STOCK OWNERSHIP—In the event of marriage, death and estate transfers, gifts of stock to minors in custodial accounts, etc.

? CONSOLIDATION OF ACCOUNTS—Eliminates multiple accounts for one holder and certain duplicate shareholder mailings going to one address (dividend checks, annual reports and proxy materials would continue to be mailed to each shareholder).

EquiServe, N.A.

SHAREHOLDER SERVICES CENTER

1-800-519-3111

FOR THE HEARING IMPAIRED

1-800-490-1493

OR WRITE TO:

EquiServe Trust Company, N.A. P.O. Box 43069

Providence, RI 02940-3069

DETACH HERE

THE MANITOWOC COMPANY, INC.

Proxy/Voting Instructions Solicited on Behalf of the Board of Directors for Annual Meeting of Shareholders on May 4, 2004

The undersigned holder of Common Stock of The Manitowoc Company, Inc. hereby appoints Terry D. Growcock and Maurice D. Jones, or either of them, with full power of substitution, to act as proxy for and to vote all of the shares of Common Stock of the undersigned at the Annual Meeting of Shareholders of The Manitowoc Company, Inc. to be held at the Holiday Inn Manitowoc located at 4601 Calumet Avenue, Manitowoc, Wisconsin, at 9:00 a.m., C.D.T., Tuesday, May 4, 2004, or any adjournment thereof, as follows:

1. Election of Directors;

Nominees: Robert C. Stift; Virgis W. Colbert; and Kenneth W. Krueger;

2. The approval of the proposed 2004 Non-Employee Director Stock and Awards Plan; and

3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment thereof; all as set out in the Notice and Proxy Statement relating to the Annual Meeting, receipt of which is hereby acknowledged.

If you hold shares of Company Common Stock in the Dividend Reinvestment Plan or RSVP Profit Sharing Plan, this proxy constitutes voting instructions for any shares so held by the undersigned.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The proxies cannot vote your shares unless you sign and return this card.

Comments:

(If you have written in the above space, please mark the “comments” box on the reverse side of the card.)

SEE REVERSE SIDE